UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Seattle Genetics, Inc.
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April 5, 2019
Dear Seattle Genetics Stockholders:
On behalf of Seattle Genetics, Inc., I cordially invite you to attend our 2019 Annual Meeting of Stockholders to be held on Monday, May 20, 2019, at 11:00 a.m., local time, at our principal offices located in Building 3 at 21823 – 30th Drive SE, Bothell, Washington 98021.
Details of the business to be conducted at the Annual Meeting are given in the Notice of Annual Meeting of Stockholders and the proxy statement.
We are using the Internet as our primary means of furnishing proxy materials to stockholders. Most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.
Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Please read the proxy statement and vote via the Internet, over the telephone or, if you received a paper proxy card or voting instruction form by mail, by marking, dating, signing and returning the proxy card or voting instruction form, as promptly as possible. Of course, if you attend the Annual Meeting, you will have the right to vote your shares in person.
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Seattle Genetics. We look forward to seeing you at the Annual Meeting.

Sincerely,

Clay B. Siegall, Ph.D. President and Chief Executive Officer

YOUR VOTE IS IMPORTANT
You may vote your shares via the Internet, over the telephone or, if you received a paper proxy card or voting instruction form by mail, by marking, dating and signing the proxy card or voting instruction form and mailing it promptly in the return envelope provided.

21823 – 30TH DRIVE SE
BOTHELL, WA 98021
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 20, 2019
The 2019 Annual Meeting of Stockholders, or the Annual Meeting, of Seattle Genetics, Inc., or the Company, a Delaware corporation, will be held on Monday, May 20, 2019 at 11:00 a.m. local time at the principal offices of Seattle Genetics located in Building 3 at 21823 – 30th Drive SE, Bothell, Washington 98021 for the following purposes:

(1)	To elect the three nominees for Class III director named in the accompanying proxy statement to hold office until the Company’s 2022 Annual Meeting of Stockholders.

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

(3)
To approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2000 Employee Stock Purchase Plan, or the ESPP, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,000,000 shares and to allow for the participation in the ESPP by our non-U.S. based employees.

(4)	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
You can find more information about each of these items, including the nominees for directors, in the accompanying proxy statement.
The Board of Directors has fixed the close of business on March 22, 2019 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.
We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please ensure your representation and the presence of a quorum at the Annual Meeting by voting via the Internet, over the telephone or, if you received a paper proxy card or voting instruction form by mail, by marking, dating, signing and returning the proxy card or voting instruction form as promptly as possible in the return envelope provided. If you vote via the Internet, over the telephone or by sending in your proxy card or voting instruction form, but then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the accompanying proxy statement. Please note that if your shares are held in an account by your broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation.

By Order of the Board of Directors,

Jean I. Liu Corporate Secretary
Bothell, Washington
April 5, 2019

YOUR VOTE IS IMPORTANT
You may vote your shares via the Internet, over the telephone or, if you received a paper proxy card or voting instruction form by mail, by marking, dating and signing the proxy card or voting instruction form and mailing it promptly in the return envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 20, 2019 in Building 3 at 21823 – 30th Drive SE, Bothell, Washington 98021.
The proxy statement and annual report to stockholders are available at
http://www.edocumentview.com/SGEN

SEATTLE GENETICS, INC.
PROXY STATEMENT FOR THE
2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 20, 2019
Our Board of Directors is soliciting proxies for the 2019 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
The Board has set the close of business on March 22, 2019 as the record date for the Annual Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting. Each share of common stock is entitled to one vote. There were 160,954,666 shares of common stock outstanding on the record date. Our proxy materials, which include this proxy statement and our 2018 annual report, are first being mailed or made available to stockholders on or about April 5, 2019. This proxy statement and our 2018 annual report are available on the Internet at http://www.edocumentview.com/SGEN.
In this proxy statement:

•	“We,” “us,” “our”, the “Company” and “Seattle Genetics” refer to Seattle Genetics, Inc.;

•	“Annual Meeting” means our 2019 Annual Meeting of Stockholders;

•	“Board of Directors” or “Board” means our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.
We summarize below important information with respect to the Annual Meeting.
TIME AND PLACE OF THE ANNUAL MEETING
The Annual Meeting is being held on Monday, May 20, 2019, at 11:00 a.m. local time at our principal offices located in Building 3 at 21823 – 30th Drive SE, Bothell, Washington 98021. Directions to our principal offices may be found at www.seattlegenetics.com.
All stockholders who owned shares of our stock as of March 22, 2019, the record date, may attend and vote on the proposals considered at the Annual Meeting.
PURPOSE OF THE PROXY MATERIALS
Our Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision, information you may find useful in determining how to vote and information regarding voting procedures.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with the rules of the Securities and Exchange Commission, or SEC, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, with instructions for accessing the proxy materials, including our proxy statement and 2018 annual report, and voting via the Internet. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources.
PROPOSALS TO BE VOTED ON AT THIS YEAR’S ANNUAL MEETING AND BOARD RECOMMENDATIONS
At the Annual Meeting, there are four matters scheduled for a vote:

•	the election of the three nominees for Class III director named in this proxy statement to hold office until our 2022 Annual Meeting of Stockholders;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

•
the approval of the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2000 Employee Stock Purchase Plan, or the ESPP, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,000,000 shares and to allow for the participation in the ESPP by our non-U.S. based employees; and

•	the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.
The Board of Directors recommends a vote “FOR” all of the nominees named herein for director and a vote “FOR” each of the other proposals.
VOTING VIA THE INTERNET, BY TELEPHONE OR BY MAIL
Stockholders whose shares are registered with our transfer agent, Computershare, Inc., in their own name are record holders also known as stockholders of record. As an alternative to voting in person at the Annual Meeting, a record holder may vote via the Internet, over telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card.
For those record holders who receive a paper proxy card, instructions for voting via the Internet, over the telephone or by mail are set forth on the proxy card. If you are a stockholder who elects to vote by mail, you should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct.
Stockholders whose shares are not registered in their own name with Computershare, Inc. are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, please complete and return the voting instruction form in the addressed, postage paid envelope provided. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the appointment of Seattle Genetics’ independent registered public accounting firm as explained in more detail below.
For those stockholders who receive a Notice, the Notice provides information on how to access your proxy materials on the Internet, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice, you can request a printed copy of your proxy materials by following the instructions contained in the Notice.
VOTING IN PERSON AT THE ANNUAL MEETING
If you are a stockholder of record, you may vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. If your shares are held in street name, your shares may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares in person at the Annual Meeting.
REVOCATION OF PROXIES
You may revoke or change a previously delivered proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy over the telephone or via the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 21823 – 30th Drive SE, Bothell, Washington 98021.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most recent proxy card or telephone or Internet proxy is the one that is counted.
If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.
MULTIPLE SETS OF PROXY MATERIALS
If you receive more than one set of proxy materials, or more than one Notice or a combination thereof, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

QUORUM REQUIREMENT
Shares are counted as present at the Annual Meeting if a stockholder of record either:

•	is present and votes in person at the Annual Meeting; or

•	has properly voted by proxy.
The holders of a majority of our issued and outstanding shares of common stock entitled to vote as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”
VOTING INSTRUCTIONS; ABSTENTIONS AND BROKER NON-VOTES
If you are the record holder of your shares, you must vote by proxy or attend the Annual Meeting in person in order to vote on the proposals. If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting via the Internet or over the telephone, instructions for which would be provided by your brokerage firm on your voting instruction form. Under the current rules that govern brokers, if you do not give instructions to your brokerage firm, it will still be able to vote your shares, but only with respect to proposals for which it has discretionary voting authority. A “broker non-vote” occurs when a broker or other holder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.
The election of directors (Proposal No. 1), the amendment and restatement of the ESPP (Proposal No. 3) and the advisory vote on the compensation of our named executive officers (Proposal No. 4) are proposals for which brokers do not have discretionary voting authority. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and those non-votes will be counted as “broker non-votes.” The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2) is considered to be discretionary and your brokerage firm will be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.
Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.
We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Annual Meeting.
REQUIRED VOTES
Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

•
With respect to the election of Class III directors (Proposal No. 1), the three nominees receiving the highest number of FOR votes (from the holders of shares present in person or represented by proxy) will be elected as directors.

•
With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•
With respect to the vote on the amendment and restatement of the ESPP to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,000,000 shares and to allow for the participation in the ESPP by our non-U.S. based employees (Proposal No. 3), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•
With respect to the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 4), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

We believe that the procedures to be used by the Inspector of Election to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.
VOTE SOLICITATIONS
The Board of Directors of Seattle Genetics is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice, this proxy statement, the proxy card and any additional solicitation material that we may provide to our stockholders. In addition to these proxy materials, our directors, officers and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. Our directors, officers and other employees will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials.
VOTING PROCEDURES
Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare, Inc., our transfer agent, who will act as the Inspector of Election. The Inspector of Election will also determine whether a quorum is present at the Annual Meeting.
Shares properly voted by proxy will be voted at the Annual Meeting. If you specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. If you are the record holder of your shares and you do not specify your vote on each proposal individually when voting via the Internet or over telephone, or if you sign and return a proxy card without giving specific voting instructions, then your shares will be voted as follows:

•	FOR all of the director nominees named herein (Proposal No. 1);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2);

•
FOR the approval of the amendment and restatement of the ESPP to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,000,000 shares and to allow for the participation in the ESPP by our non-U.S. based employees (Proposal No. 3); and

•	FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 4).
If any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy, referred to in this proxy statement as the “proxy holders,” to vote on those matters in accordance with their best judgment.
PUBLICATION OF VOTING RESULTS
We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results. You can obtain a copy of any of these filings on our website at www.seattlegenetics.com, by contacting our Investor Relations Department at (425) 527-4000, by calling the SEC at (800) 732-0330 for information regarding its public reference room or through the EDGAR system at www.sec.gov.
OTHER BUSINESS
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, the proxy holders have the authority to vote on such matters at their discretion.
PROPOSALS FOR 2020 ANNUAL MEETING
To have your proposal included in our proxy statement for the 2020 Annual Meeting, you must submit your proposal in writing by December 7, 2019 to Jean I. Liu, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE, Bothell, Washington 98021, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. However, if the 2020 Annual Meeting is not held between April 20, 2020 and June 19, 2020, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.
Stockholders wishing to submit proposals or director nominations for our 2020 Annual Meeting that are not to be included in our proxy statement must give timely written notice to our Corporate Secretary in accordance with our bylaws. To be “timely,” written notice must be received by our Corporate Secretary at the above address no earlier than January 21, 2020 and no later than February 20, 2020; provided, however, that in the event the date of the 2020 Annual Meeting is not scheduled to be held between April 20, 2020 and June 19, 2020, then such notice must be received by the later of the 90th day prior to the date of the 2020 Annual Meeting or the 10th day following the date on which public announcement or disclosure of the date of the 2020 Annual Meeting is first made. However, in the event that the number of directors to be elected to the Board of Directors is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by Seattle Genetics on or prior to February 10, 2020, a stockholder’s notice to our Corporate Secretary will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the stockholder’s notice is delivered to our Corporate Secretary at the above address not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors has been publicly announced or disclosed by Seattle Genetics. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including attendance requirements. A stockholder’s notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each nominee or matter the stockholder proposes to bring before the 2020 Annual Meeting, and must be updated not later than ten days after the record date for the determination of stockholders entitled to vote at 2020 Annual Meeting to provide any material changes in the foregoing information. The person presiding at the 2020 Annual Meeting may determine, if the facts warrant, that a nominee or matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2020 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Seattle Genetics has not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, if the 2020 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Fourth Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three approximately equal classes with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year.
Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our voting stock, provided that newly created directorships resulting from any increase in the number of directors will, unless the Board determines by resolution that any such directorships shall be filled by stockholders, be filled only by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred.
The total number of directors constituting the whole Board of Directors is presently set at nine members. The Class III directors, whose terms expire at the Annual Meeting, are Srinivas Akkaraju, Marc Lippman and Daniel Welch. The Class I directors, whose terms of office expire at the 2020 Annual Meeting, are David Gryska, John Orwin and Alpna Seth. The Class II directors, whose terms of office expire at the 2021 Annual Meeting are Felix Baker, Clay Siegall and Nancy Simonian. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms.
Srinivas Akkaraju, Marc Lippman and Daniel Welch have been recommended by the Nominating and Corporate Governance Committee of the Board of Directors for election at the Annual Meeting and have been nominated by the Board for election at the Annual Meeting as Class III directors for three-year terms expiring at the 2022 Annual Meeting. Drs. Akkaraju and Lippman and Mr. Welch were previously elected by the stockholders as Class III directors. Director nominees are elected by receiving the greatest number of votes cast for their election by holders of common stock that are present in person or represented by proxy at the meeting. Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of votes “withheld” from his or her election than votes “for” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the full Board the action to be taken with respect to such offer of resignation. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named herein. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence such shares will be voted for the election of such substitute nominees as the Nominating and Corporate Governance Committee may propose. Proxies may not be voted for a greater number of persons than the number of nominees named. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR THE BOARD OF DIRECTORS AND CONTINUING DIRECTORS
The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of April 5, 2019, and certain other information about them are set forth below. The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a group, provides a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting and retaining members who complement and strengthen the skills of the other members of the Board and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee and continuing director that led the Nominating and Corporate Governance Committee and the Board to believe that such nominee or continuing director should continue to serve on the Board as of the date of this proxy statement.

Director Nominee	Age	Company Positions/Offices	Director Since	Term Expires
Srinivas Akkaraju, M.D., Ph.D.	51	Director	July 2003	2019
Marc E. Lippman, M.D. (1)	74	Director	June 2000	2019
Daniel G. Welch (2)	61	Director	June 2007	2019

Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
David W. Gryska (3)	63	Director	March 2005	2020
John A. Orwin (2) (3)	54	Director	January 2014	2020
Alpna Seth, Ph.D. (3)	55	Director	March 2018	2020
Felix Baker, Ph.D. (1) (2)	50	Lead Independent Director	July 2003	2021
Clay B. Siegall, Ph.D.	58	President, Chief Executive Officer and Chairman of the Board	December 1997	2021
Nancy A. Simonian, M.D. (1)	58	Director	March 2012	2021
_____________________

(1)	Current member of the Nominating and Corporate Governance Committee.
(2) Current member of the Compensation Committee.
(3)     Current member of the Audit Committee.
There are no family relationships among any of the directors or executive officers of Seattle Genetics.

DIRECTOR NOMINEE PROFILES
Srinivas Akkaraju, M.D., Ph.D. Dr. Akkaraju has served as one of our directors since July 2003. Dr. Akkaraju is a founder and Managing General Partner of Samsara BioCapital. Previously, from April 2013 to February 2016, Dr. Akkaraju served as a General Partner of Sofinnova Ventures. From January 2009 to April 2013, Dr. Akkaraju served as Managing Director of New Leaf Venture Partners. From August 2006 to December 2008, Dr. Akkaraju served as a Managing Director at Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Panorama Capital advised J.P. Morgan Partners as to its investment in Seattle Genetics. Prior to co-founding Panorama Capital, he was with J.P. Morgan Partners, which he joined in April 2001 and of which he became a Partner in January 2005. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc. (now a member of the Roche Group), a biotechnology company, most recently as Senior Manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. In addition to Seattle Genetics, Dr. Akkaraju serves as a director of Intercept Pharmaceuticals, Inc., Syros Pharmaceuticals, Inc., Principia Biopharma, Inc. and Aravive, Inc., publicly-traded biotechnology companies. Previously, Dr. Akkaraju served as a director on the boards of aTyr Pharma, Inc., Barrier Therapeutics, Inc., Eyetech Pharmaceuticals, Inc., ZS Pharma Inc., Versartis, Inc., which merged with Aravive Biologics, Inc. and formed Aravive, Inc., and Synageva Biopharma Corp., all publicly-traded biotechnology companies, and Amarin Corporation plc, a foreign publicly-traded biotechnology company. Dr. Akkaraju has a strong scientific background coupled with extensive experience in private equity and venture capital investing from his work at J.P. Morgan, Panorama Capital, New Leaf, Sofinnova and Samsara. This combination allows for Dr. Akkaraju to thoroughly understand our technology and provide strong business and strategic expertise.

Marc E. Lippman, M.D. Dr. Lippman has served as one of our directors since June 2000. Since July 2018, Dr. Lippman has served as Professor of Oncology at Georgetown University Medical Center's Lombardi Comprehensive Cancer Center. From October 2017 to July 2018, Dr. Lippman served as the Kathleen and Stanley Glaser Professor of Medicine and Chairman of the Department of Medicine at the University of Miami Leonard M. Miller School of Medicine. From January 2008 to October 2017, Dr. Lippman served as the Deputy Director of the Sylvester Comprehensive Cancer Center of University of Miami Leonard M. Miller School of Medicine. Previously, from February 2001 to May 2007 he served as the John G. Searle Professor and Chairman of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 500 peer-reviewed publications and one of the standard texts on breast cancer. He received a B.A., magna cum laude, from Cornell and an M.D. from Yale where he was elected to Alpha Omega Alpha. Dr. Lippman’s extensive experience in treating patients and conducting oncology research at the National Cancer Institute and at the medical schools of the University of Miami, the University of Michigan and Georgetown University provides an important patient perspective and focus on innovation in our development of antibody-based therapies.
Daniel G. Welch Mr. Welch has served as one of our directors since June 2007. From January 2015 to February 2018, Mr. Welch served as an Executive Partner of Sofinnova Ventures, a venture capital firm. Mr. Welch served as Chief Executive Officer and President of InterMune, Inc., a formerly publicly-traded biotechnology company, from September 2003 until InterMune’s acquisition by Roche Holdings in September 2014, and, from May 2007 to October 2014, he served in the additional role of Chairman of the Board of InterMune. Before joining InterMune, he was Chairman and Chief Executive Officer of Triangle Pharmaceuticals from 2002 to 2003, which was acquired by Gilead in 2003. Prior to that, he was President of Biopharmaceuticals at Elan Corporation from 2000 to 2002. During his tenure at Elan he was responsible for its U.S. commercial operations, international subsidiaries, R&D and diagnostics businesses. From 1987 to 2000, Mr. Welch served in various senior management roles at Sanofi-Synthelabo, now Sanofi-Aventis, including Vice President of Worldwide Marketing and Chief Operating Officer of the U.S. business. Mr. Welch holds a B.S. from the University of Miami and an M.B.A. from the University of North Carolina. In addition to Seattle Genetics, Mr. Welch serves as a director of Intercept Pharmaceuticals, Inc. and Chairman of the Board at Ultragenyx Pharmaceuticals, Inc., both publicly-traded biotechnology companies. Since August 2018, Mr. Welch has served as Executive Chairman of Levo Therapeutics, a private biotechnology firm. Previously, he served as a Director of Hyperion Therapeutics until its acquisition by Horizon Pharma in 2015 and Chairman of the Board of Avexis, Inc. until its acquisition by Novartis Pharmaceuticals in 2018. Mr. Welch’s global commercial background and strong senior executive experience at a wide range of biotechnology companies, including previously serving as Chairman and Chief Executive Officer of two publicly-traded biotechnology companies, gives him insight into the strategy and planning for a biopharmaceutical company that is valuable to our senior management as well as the other members of our Board of Directors.

THE BOARD RECOMMENDS A VOTE FOR ALL THREE OF
THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CONTINUING DIRECTOR PROFILES
Felix Baker, Ph.D. Dr. Baker has served as one of our directors since July 2003 and as our lead independent director since February 2005. Dr. Baker is Co-Managing Member of Baker Bros. Advisors LP. Dr. Baker and his brother, Julian Baker, started their fund management careers in 1994 when they co-founded a biotechnology investing partnership with the Tisch Family. In 2000, they founded Baker Bros. Advisors LP. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. In addition to Seattle Genetics, Dr. Baker currently serves as a director of Alexion Pharmaceuticals, Inc. and Genomic Health, Inc., both of which are publicly-traded biotechnology companies. In addition, Dr. Baker previously served as a director of Ardea BioScience, Inc., AnorMED Inc., Conjuchem, Inc., Neurogen Corporation, Synageva BioPharma Corp. and Trimeris, Inc., all of which were publicly-traded companies during Dr. Baker’s service as a director. As a board member and investor in many successful biotechnology companies, Dr. Baker is able to draw on his experience and vision in investing in and building companies to add significant value to Board of Directors discussions and company strategy.
David W. Gryska Mr. Gryska has served as one of our directors since March 2005. From October 2014 through December 2018, Mr. Gryska served as Executive Vice President and Chief Financial Officer of Incyte Corporation, a publicly-traded biopharmaceutical company. From May 2012 to December 2012, Mr. Gryska served as Chief Operating Officer and from August 2012 to December 2012, interim Chief Executive Officer of Myrexis Inc., a publicly-traded biotechnology company. From December 2006 to October 2010, he served as Senior Vice President and Chief Financial Officer of Celgene Corporation. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from November 2000 to October 2004, and as Vice President of Finance and Chief Financial Officer from December 1998 to November 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to December 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways Corporation, a medical device company which was later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young LLP, an accounting firm. During his eleven years at Ernst & Young LLP, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska holds a B.A. in accounting and finance from Loyola University and an M.B.A. from Golden Gate University. In addition to Seattle Genetics, Mr. Gryska serves on the board of PDL BioPharma, Inc. and Aerie Pharmaceuticals, Inc., both publicly-traded biotechnology companies. With his years of experience as Chief Financial Officer, at Incyte Corporation, Celgene, Scios, and Cardiac Pathways, Mr. Gryska brings to the Board of Directors valuable and relevant experience as a senior financial executive at life sciences and biotechnology companies dealing with financings, mergers, acquisitions and global expansion and other strategic transactions. He also has extensive knowledge of accounting principles and financial reporting rules and regulations, tax compliance and oversight of the financial reporting processes of several large, publicly-traded corporations, which assists Mr. Gryska in fulfilling his duties as chair of our Audit Committee.
John A. Orwin Mr. Orwin has served as one of our directors since January 2014. Mr. Orwin currently serves as the President and Chief Executive Officer of Atreca, Inc., a private biotechnology company. From June 2013 to June 2017, he served as Chief Executive Officer and member of the board of Relypsa, Inc., now an affiliate of Vifor Pharma AG, a Swiss-listed public company. Prior to Relypsa, Mr. Orwin served as President and Chief Operating Officer of Affymax, Inc., a biotechnology company, from April 2010 to January 2011, as its Chief Executive Officer from February 2011 through May 2013 and as a member of its board of directors from February 2011 to November 2014. From 2005 to April 2010, Mr. Orwin served as Vice President and then Senior Vice President of the BioOncology Business Unit at Genentech, Inc. (now a member of the Roche Group), a biotechnology company, where he was responsible for all marketing, sales, business unit operations and pipeline brand management for Genentech’s oncology portfolio in the United States. From 2001 to 2005, Mr. Orwin served in various executive-level positions at Johnson & Johnson, a life sciences company, overseeing oncology therapeutic commercial and portfolio expansion efforts in the U.S. Prior to such roles, Mr. Orwin held senior marketing and sales positions at various life sciences and pharmaceutical companies, including Alza Corporation (acquired by Johnson & Johnson), Sangstat Medical Corporation (acquired by Genzyme), Rhone-Poulenc Rorer Pharmaceuticals, Inc. (merged with Sanofi-Aventis) and Schering-Plough Corporation (merged with Merck). Mr. Orwin serves as a member of the boards of directors of Array BioPharma Inc. and of Retrophin, Inc., both publicly-traded biopharmaceutical companies. Mr. Orwin also s served on the board of directors of NeurogesX, Inc., a biopharmaceutical company, until July 2013. Mr. Orwin received an M.B.A. from New York University and a B.A. from Rutgers University. Mr. Orwin’s many years of experience as a senior executive gives him a strong understanding of the biotechnology industry and the challenges we must meet in order to continue developing and commercializing ADCETRIS and our product candidates.
Alpna Seth, Ph.D. Dr. Seth has served as one of our directors since March 2018. From July 2017 to January 2019, Dr. Seth served as the Chief Operating Officer of Vir Biotechnology, Inc., a publicly-traded biopharmaceutical company. Prior to joining Vir in July 2017, Dr. Seth was Senior Vice President and Global Head of the Biosimilars Global Business Unit for Biogen, Inc. headquartered in Zug, Switzerland since 2014. For the period from 1998 through July 2017, Dr. Seth held a range of leadership roles at Biogen in business development, drug development and commercial, including founding Managing

Director of Biogen Idec India and Program Executive for several of Biogen’s major cross-functional drug development programs and product launches. Dr. Seth serves as a member of the board of directors of Bio-Techne Corporation, a publicly-traded biotechnology company. Dr. Seth holds a Ph.D. in Biochemistry and Molecular Biology from University of Massachusetts Medical School and conducted her post-doctoral research at Harvard University in Immunology and Structural Biology, both as a Howard Hughes Medical Institute Fellow. She is also a 2002 graduate of the Advanced Management Program at Harvard Business School. Dr. Seth brings a breadth of experience in drug development, commercial, international operations and general management.
Clay B. Siegall, Ph.D. Dr. Siegall co-founded Seattle Genetics in 1997. He has served as our Chief Executive Officer since November 2002, as our President since June 2000, as one of our directors since December 1997 and as our Board chairman since March 2004. Dr. Siegall also served as our Chief Scientific Officer from December 1997 until November 2002. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute from 1991 to 1997, most recently as a Principal Scientist. From 1988 to 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. In addition to Seattle Genetics, Dr. Siegall serves as a director of Ultragenyx Pharmaceutical Inc. and Alder BioPharmaceuticals, Inc., both publicly-traded biotechnology companies. He served as a director of Mirna Therapeutics, Inc., also a publicly-traded biotechnology company from 2013 to 2016. Dr. Siegall’s experience in founding and building Seattle Genetics is integral to our success and our mission. His scientific understanding along with his corporate vision and operational knowledge provide strategic guidance to our management team and the Board of Directors.
Nancy A. Simonian, M.D. Dr. Simonian has served as one of our directors since March 2012. Since July 2012, Dr. Simonian has served as the Chief Executive Officer of Syros Pharmaceuticals, Inc., a publicly-traded life science company focused on gene control therapeutics. From 2001 to October 2011, Dr. Simonian was with Millennium Pharmaceuticals, Inc., an affiliate of The Takeda Oncology Company, most recently serving as Chief Medical Officer and Senior Vice President of Clinical, Medical and Regulatory Affairs. From 1995 to 2001, Dr. Simonian was at Biogen (now Biogen Idec) and most recently served as Vice President of Clinical Research where she was responsible for clinical development and medical affairs of the neurology and oncology pipeline, including Avonex® and Tysabri®. Dr. Simonian serves on the boards of Evelo Biosciences and Syros Pharmaceuticals, both publicly-traded biotechnology companies, and also serves on the board of the Biotechnology Innovation Organization (BIO) and the Damon Runyan Foundation. She previously served as a director of ArQule, Inc., a publicly-traded biotechnology company, and the Personalized Medicine Coalition. Prior to joining the pharmaceutical industry, Dr. Simonian was on the faculty of Massachusetts General Hospital and Harvard Medical School as an assistant professor of neurology. She received a B.A. in Biology from Princeton University and an M.D. from the University of Pennsylvania Medical School. As a current and former senior executive of several other biotechnology companies, Dr. Simonian possesses a strong understanding of the biotechnology industry and the challenges that we must meet in order to develop and commercialize our product candidates.

EXECUTIVE OFFICERS
The executive officers of Seattle Genetics who are not also directors of Seattle Genetics, their ages as of April 5, 2019, and certain other information about them are set forth below:

Non-Director Executive Officers	Age	Company Positions/Offices
Todd E. Simpson	58	Chief Financial Officer
Roger D. Dansey, M.D.	62	Chief Medical Officer
Vaughn B. Himes, Ph.D.	58	Chief Technical Officer
Jean I. Liu	50	Executive Vice President, Legal Affairs, and General Counsel

EXECUTIVE OFFICER PROFILES
Todd E. Simpson Mr. Simpson has served as our Chief Financial Officer since October 2005. Previously, Mr. Simpson served from October 2001 to October 2005 as Vice President, Finance & Administration and Chief Financial Officer of Targeted Genetics Corporation, a biotechnology company. From January 1996 to October 2001, Mr. Simpson served as Vice President, Finance & Administration and CFO of Aastrom Biosciences, Inc., a biotechnology company. From August 1995 to December 1995, he served as Treasurer of Integra LifeSciences Corporation, a biotechnology company, which acquired Telios Pharmaceuticals, Inc., in August 1995. From 1992 until its acquisition by Integra, he served as Vice President of Finance and CFO of Telios and in various other finance-related positions. Mr. Simpson is a certified public accountant, and from 1983 to

1992 he practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson currently serves on the board of directors of Aquinox Pharmaceuticals, Inc., a publicly-traded pharmaceutical company. Mr. Simpson received a B.S. in Accounting and Computer Science from Oregon State University.
Roger D. Dansey, M.D Dr. Dansey has served as our Chief Medical Officer since May 2018. Prior to that, Dr. Dansey served as Senior Vice President, Clinical Oncology Research at Merck & Co. from January 2015 through April 2018. While at Merck, Dr. Dansey was Therapeutic Area Head for Late Stage Oncology and was responsible for the ongoing registration efforts for KEYTRUDA® (pembrolizumab) across multiple tumor types. Prior to Merck, from August 2013 to December 2014, Dr. Dansey served as the Vice President, Oncology Clinical Research at Gilead Sciences, Inc. Dr. Dansey previously worked at Amgen in roles of increasing responsibility in Amgen's oncology and hematology therapeutic areas, including as the Global Development Leader for XGEVA®. Dr. Dansey received his Medical Degrees from the University of Witwatersrand, Johannesburg, South Africa.
Vaughn B. Himes, Ph.D. Dr. Himes has served as our Chief Technical Officer since August 2016. Dr. Himes joined Seattle Genetics as Executive Vice President, Technical Operations in April 2009 and served as our Executive Vice President, Technical Operations and Process Science from July 2012 until August 2016. Previously, Dr. Himes was with ZymoGenetics, Inc. from November 2005 to March 2009, most recently as Senior Vice President, Technical Operations where his responsibilities included commercial and clinical manufacturing, supply chain and logistics, quality control and process development. From March 2003 to October 2005, he was Vice President, Manufacturing at Corixa, Inc. Prior to that, he held Vice President positions in manufacturing and development at Targeted Genetics and Genovo,Inc. Dr. Himes received a B.A. in Chemistry from Pomona College in California and a Ph.D. in Chemical Engineering from the University of Minnesota.
Jean I. Liu, J.D. Ms. Liu has served as our General Counsel, Executive Vice President, Legal Affairs and Corporate Secretary since November 2014. Prior to that, she served as Vice President and General Counsel of Halozyme Therapeutics, Inc., a publicly-traded biotechnology company, from November 2011 to November 2014. From 1998 to 2011, she was with Durect Corporation, a publicly-traded biotechnology company, where she served in positions of increasing responsibility, including most recently Chief Legal Officer and Corporate Secretary. Prior to Durect, Ms. Liu was with the law firms of Pillsbury, Madison & Sutro (now Pillsbury Winthrop) and Venture Law Group where she focused on broad areas of legal advisory for early stage companies, including technology transfer, licensing, patents, and copyright and trademark litigation. Ms. Liu received her B.S. in Cellular and Molecular Biology with highest distinction from the University of Michigan, her M.S. in Biology from Stanford University and her J.D. from Columbia University where she was a Harlan Fiske Stone Scholar.

INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the listing standards of The Nasdaq Stock Market, or Nasdaq, a majority of the members of a listed company’s board of directors must qualify as “independent” as defined in Rule 5605(a)(2) of the Nasdaq listing standards, as affirmatively determined by the board of directors. Our Board of Directors consults with our internal and outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards.
Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with Seattle Genetics (and those of their immediate family members) and other potential conflicts of interest. Other than as described in this paragraph, these questionnaires did not disclose any transactions, relationships or arrangements that could impact the independence of our directors. After reviewing this information, our Board of Directors has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Clay B. Siegall, our President and Chief Executive Officer. The Board of Directors also considered Dr. Baker’s role as a Co-Managing Member of Baker Brothers Investments, and the relationship Seattle Genetics has with Baker Brothers Investments and affiliated entities as significant stockholders in making the determination that Dr. Baker is independent. The Board of Directors also considered Dr. Simonian’s past employment with Takeda and the relationship Seattle Genetics has with Takeda for development of ADCETRIS® (brentuximab vedotin) in making the determination that Dr. Simonian is independent.
BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT
Board Leadership Structure
Our Board of Directors has chosen to combine the principal executive officer and Board chairman positions and, in addition, has appointed a separate lead independent director. Dr. Siegall has served as our principal executive officer and Board chairman since 2004. At the present time, the independent directors believe that Dr. Siegall’s in-depth knowledge of our operations and vision for our development make him the best-qualified director to serve as Board chairman. We believe that combining the positions of chief executive officer and Board chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined chief executive officer/Board chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board chairman with an extensive history with and knowledge of Seattle Genetics (as is the case with our chief executive officer) as compared to an independent Board chairman with less direct involvement.
The position of lead independent director has been structured to serve as an effective balance to a combined chief executive officer/Board chairman. In addition, we believe that having a lead independent director, who is independent of management, creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of Seattle Genetics and its stockholders. Since February 2005, Felix Baker has served as the lead independent director of the Board. His duties include, among others:

•	providing leadership to the Board complementary to the Board chairman;

•	working with the Board chairman and Corporate Secretary to set the agenda for Board meetings;

•	chairing regular meetings of independent directors without management present; and

•	chairing Board meetings if the Board chairman is not in attendance.
Board Risk Oversight
Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing Seattle Genetics. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the Chief Executive Officer’s report on operations to the Board at regularly scheduled Board meetings and at presentations to the Board and its committees by the respective committee chairmen, our Chief Financial Officer, our General Counsel and Executive Vice President, Legal Affairs, and other officers.
The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•
The Audit Committee oversees Seattle Genetics’ risk policies and processes relating to our financial statements and financial reporting processes, as well as healthcare compliance risks, key credit risks, liquidity risks, market risks and the guidelines, policies and processes for monitoring and mitigating those risks. In fulfilling this role, the Audit Committee conducts a quarterly risk-assessment process and reports its finding to the full Board of Directors. The Audit Committee also reviews and oversees related party transactions on behalf of Seattle Genetics.

•
The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs. As discussed in more detail below in this proxy statement under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis—Compensation and Risk,” the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•
The Nominating and Corporate Governance Committee oversees risks related to Seattle Genetics’ governance structure and processes. In addition, our General Counsel and Executive Vice President, Legal Affairs works with our committees and Board to develop risk identification, risk management and risk mitigation strategies and reports periodically to the Board and the committees on Seattle Genetics’ risk profile and various management and mitigation strategies.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
During 2018, the Board met five times and acted by written consent four times. On at least a quarterly basis, the Board meets in executive sessions of independent directors without management present. The Board has several committees, including an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During 2018, each of our directors attended at least 75% of the aggregate of Board and applicable committee meetings on which he or she served during 2018 for the period that he or she was a director or committee member.
Information about the Compensation Committee
Felix Baker (chairman), John Orwin and Daniel Welch serve as the members of our Compensation Committee. The Board of Directors has determined that all of the members of the Compensation Committee currently serving are “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq listing standards. In making this determination, our Board of Directors concluded that, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to Seattle Genetics that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, no member of the Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation. In particular, our Board of

Directors considered, among other things, the source of each member’s compensation, including compensation paid to such member by us, and also considered Dr. Baker’s role as a Co-Managing Member of Baker Brothers Investments, and the relationship Seattle Genetics has with Baker Brothers Investments and affiliated entities as significant stockholders and determined that such compensation and affiliation, as applicable, would not impair the applicable member’s ability to make independent judgments about our executive compensation. In the case of Dr. Baker, our Board of Directors determined that, given his affiliation with our largest stockholder, his interests are aligned with other stockholders in seeking an appropriate executive compensation program for Seattle Genetics.
The Compensation Committee held four meetings and acted by written consent five times during 2018. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries, cash incentives and long-term equity incentives. The Compensation Committee also administers our 1998 Stock Option Plan, Amended and Restated 2007 Equity Incentive Plan, or the 2007 Equity Plan, and our ESPP, as well as our Senior Executive Annual Bonus Plan and special long-term incentive plans. The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings, and reviews the compensation paid to our directors. The Compensation Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Compensation Committee charter can be viewed on our website at www.seattlegenetics.com. Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties. In addition, under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee also has the direct responsibility for the appointment, compensation and oversight of the work of any advisers retained or engaged by the Compensation Committee. Finally, the Compensation Committee has the sole authority to approve the reasonable fees and the other terms and conditions of the engagement of any such advisor, including authority to terminate the engagement. We must provide for appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to any such adviser retained by the Compensation Committee.
For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Compensation of Executive Officers—Compensation Discussion and Analysis” and “—Director Compensation,” respectively.
Information about the Audit Committee
David Gryska (chairman), John Orwin and Alpna Seth serve as the members of our Audit Committee. Mr. Welch served on the Audit Committee until May 30, 2018. The Board of Directors has determined that all of the members of the Audit Committee are “independent” within the meaning of Rules 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has determined that Mr. Gryska is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.
The Audit Committee held six meetings during 2018 and acted by written consent three times during 2018. Among its responsibilities, the Audit Committee appoints and establishes the fees for our independent registered public accounting firm, reviews and approves the procedures we use to prepare our periodic reports, reviews our critical accounting policies, reviews the independence of the independent registered public accounting firm, monitors the effectiveness of the audit effort and oversees our financial and accounting organization and our system of internal accounting controls. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed annually and amended as necessary by the Audit Committee and the Board of Directors to ensure compliance with all applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and corporate governance standards adopted by Nasdaq. A copy of the Audit Committee charter can be viewed on our website at www.seattlegenetics.com.
Information about the Nominating and Corporate Governance Committee
Nancy Simonian (chair), Felix Baker and Marc Lippman serve as the members of our Nominating and Corporate Governance Committee. The Board of Directors has determined that all of the members of the Nominating Committee are “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq listing standards.
The Nominating and Corporate Governance Committee met once during 2018 and acted by written consent twice during 2018. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board of Directors, recommending nominees to the Board for election as directors of Seattle Genetics and as members of the committees of the Board of Directors, as well as developing and making recommendations to the Board’s Corporate Governance Guidelines and providing oversight with respect to corporate governance and ethical conduct. The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Nominating and Corporate Governance Committee charter can be viewed on our website at www.seattlegenetics.com.

The Nominating and Corporate Governance Committee assesses many characteristics and diversity considerations when reviewing director candidates and these characteristics are set forth in our Corporate Governance Guidelines. Among the characteristics to be considered are such person’s professional background, business experience, judgment and integrity, familiarity with the biotechnology industry, applicable expertise and the interplay of the candidate’s experience and skills with those of other Board members. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as the nature and time involved in a director’s service on other boards. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds; however, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of age, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.
The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the Board as a result of a resignation or otherwise, or if the Board decides not to nominate a member for re-election or decides to add a member to the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above and the Board’s needs. Current members of the Board are asked to submit suggestions as to individuals meeting the criteria described above. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we may in the future decide to retain a third-party search firm.
In accordance with our bylaws and applicable law, nominations for directors may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for nominating persons for election as directors are set forth in our bylaws and under the heading “Proposals for 2020 Annual Meeting.” The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders. In order to recommend director candidates to the Nominating and Corporate Governance Committee, stockholders should follow the procedures in our bylaws for director nominations. If a stockholder complies with these procedures for recommending persons for election as directors, the Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the Nominating and Corporate Governance Committee’s independent judgment in accordance with the policies and procedures adopted in the Nominating and Corporate Governance Committee’s charter, will determine whether to recommend the candidate(s) recommended by the stockholders to the Board for inclusion in the list of candidates for election as directors at the next stockholder meeting held to elect directors. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates based on whether or not the candidate was recommended by a stockholder.
Annual Meeting Attendance
Although we do not have a formal policy regarding attendance by members of the Board of Directors at our Annual Meetings of Stockholders, directors are encouraged to attend. However, due to scheduling conflicts we held a meeting of the Board of Directors two weeks prior to our 2018 annual meeting of stockholders and, with the exception of Dr. Siegall, none of our directors then serving attended the 2018 annual meeting of stockholders.

CERTAIN OTHER CORPORATE GOVERNANCE MATTERS
Communications with the Board of Directors
Our Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. Stockholders wishing to formally communicate with the Board of Directors may send communications directly to Seattle Genetics, Inc., Attention: Investor Relations, 21823 – 30th Drive SE, Bothell, Washington 98021, and the communication will be forwarded, as appropriate. If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered under the heading “Proposals for 2020 Annual Meeting.”

Corporate Governance Guidelines
As a part of the Board’s commitment to building long-term stockholder value with an emphasis on corporate governance, the Board has adopted a set of Corporate Governance Guidelines, which guides the operation of the Board and its committees. Our Corporate Governance Guidelines cover, among other topics, Board composition, structure and functioning, Board membership criteria, director independence, Board self-evaluations, committees of the Board, Board access to management and independent advisers, stock ownership guidelines for members of the Board and our executive officers, and succession and leadership development. A copy of the Corporate Governance Guidelines can be viewed on our website at www.seattlegenetics.com.
Code of Ethics
The Board of Directors has adopted a Code of Conduct and Business Ethics, or the Code of Ethics, for all directors, officers and employees of Seattle Genetics, Inc. A copy of the Code of Ethics can be viewed on our website at www.seattlegenetics.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics by posting such information on our website at the website address specified above.
Whistleblower Policy
Seattle Genetics has adopted a Whistleblower Policy applicable to its employees that provides for protection from retaliation or discrimination by Seattle Genetics due to reporting issues relating to concerns involving questionable accounting or auditing matters and compliance with applicable laws and regulations.

DIRECTOR COMPENSATION
Cash Compensation. Our non-employee directors received an annual retainer of $50,000 in 2018 for their service on the Board, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board and Board committee meetings, and our lead independent director received an additional retainer of $25,000 in 2018. Our non-employee directors also received the following additional annual retainers for service on committees of the Board in 2018:

Committee	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$8,000
Nominating and Corporate Governance Committee	$10,000	$5,000
If a non-employee director has not served on the Board or a Board committee for the full year, the Board and any applicable Board committee retainers may be prorated for the portion of the year served.
In March 2019, on the recommendation of the Compensation Committee based on a review of our peer group companies, the retainer for Board service was increased by $5,000 to $55,000, the retainer for service as the lead independent director was increased by $12,500 to $37,500 and committee service retainers were also revised. Retainers for service on committees of the Board effective in March 2019 are as follows:

Committee	Chair	Member
Audit Committee	$25,000	$12,000
Compensation Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$15,000	$6,500

Equity Compensation. Our Board has established a policy of providing each person who becomes a non-employee director of Seattle Genetics an initial nonstatutory stock option to purchase shares of our common stock and an initial restricted stock unit, or RSU, grant under our 2007 Equity Plan. These initial awards are granted on the date on which a recipient first becomes a non-employee director of Seattle Genetics. In 2018, non-employee directors were eligible for an initial nonstatutory stock option to purchase 14,250 shares of common stock and an initial RSU grant covering 5,750 shares of common stock. This initial option grant vests as to 25% of the underlying shares on the first anniversary of the grant date and ratably thereafter on a monthly basis until such grant is fully vested on the fourth anniversary of the grant date, and the initial RSU award vests in full on the third anniversary of the grant date, subject in both cases to continued service. In connection with her appointment to our Board effective March 15, 2018, Dr. Seth was granted a nonstatutory stock option to purchase 14,250 shares of common stock and a RSU grant covering 5,750 shares of common stock.

In 2019, on the recommendation of the Compensation Committee based on a review of our peer group companies, our Board revised its policy regarding the initial grants to non-employee directors joining our Board. Non-employee directors who join our Board in or after March 2019 will be eligible to receive equity grants equal in value to $600,000, consisting of an initial option to purchase shares of our common stock and an initial RSU grant each valued at $300,000. The number of shares underlying each option grant will be based on an approximation of $300,000 of grant date fair value, using the Black Scholes methodology for stock options. The number of shares underlying each RSU grant will be calculated by dividing $300,000 by the average stock price during the 30 calendar days preceding the date on which the newly appointed director’s grant becomes effective. The initial option grant will vest as to 25% of the underlying shares on the first anniversary of the grant date and ratably thereafter on a monthly basis until such grant is fully vested on the fourth anniversary of the grant date, and the initial RSU grant will vest as to 25% per year over a four year period on the anniversary of the vesting commencement date, subject in both cases to continued service.
In addition, effective on the date of each annual meeting of stockholders, each non-employee director is granted an annual nonstatutory stock option to purchase shares of common stock and an annual RSU grant under the 2007 Equity Plan if, on such date, he or she had served on the Board for at least six months. In 2018, with the exception of Dr. Seth, each of our non-employee directors received an annual option to purchase 9,260 shares of common stock and an annual RSU grant covering 3,700 shares of common stock, effective on the date of our 2018 annual meeting. Dr. Seth was not eligible to receive an annual director grant because she had not yet been serving as a director for six months on the annual meeting date.
In 2019, on the recommendation of the Compensation Committee based on a review of our peer group companies, our Board revised its policy regarding annual equity grants to our non-employee directors to provide a value-based award instead of a share-based award. Effective on the date of the 2019 Annual Meeting and subject to continued service until that date, each of our nonemployee directors will be eligible to receive annual equity grants equal in value to $400,000, consisting of an option grant to purchase shares of our common stock and an RSU grant under our 2007 Equity Plan each valued at $200,000. The number of shares underlying each option grant will be based on an approximation of $200,000 of grant date fair value, using the Black Scholes methodology for stock options. The number of shares underlying each RSU grant will be calculated by dividing $200,000 by the average stock price during the 30 calendar days preceding the date of the Annual Meeting. The value of these annual equity grants was set at the median of our peer group, as further described below.
The annual option award and annual RSU awards made to each of our eligible directors in 2018 will vest on May 18, 2019. In addition, all non-employee directors would receive full acceleration of vesting of any outstanding options or RSU awards under the 2007 Equity Plan and the 2000 Directors’ Stock Option Plan, as applicable, immediately prior to a change in control of Seattle Genetics. The exercise price of options granted to our directors is equal to the fair market value of our common stock on the Nasdaq Global Select Market on the effective date of grant. Options granted to non-employee directors under the 2007 Equity Plan and the Directors’ Plan have ten year terms and remain exercisable for up to three months following the grantee’s termination of service, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board).
In order to align the interests of the directors with Seattle Genetics’ stockholders, our Corporate Governance Guidelines state that all non-employee directors should, not later than December 31st of the year during which the applicable director achieves his or her fifth anniversary as a non-employee director, own, directly or indirectly, a number of shares of Seattle Genetics common stock with a value not less than three times the annual cash retainer paid by Seattle Genetics to such director for service on the Board, and thereafter such director should continue to own a number of shares with such value until he or she is no longer a director. The Nominating and Corporate Governance Committee used December 31, 2018 as the date to assess compliance with these director ownership guidelines. All of our non-employee directors serving as of such date were in compliance with these guidelines or had not yet reached the applicable deadline for compliance.

Processes and Procedures for Determining Director Compensation. Effective as of February 9, 2018, the responsibility for reviewing director compensation and recommending changes to the Board is vested in the Compensation Committee per its charter.
In 2018, the Compensation Committee did not review or make any changes to director compensation in light of the historical practice of reviewing director compensation levels bi-annually but determined to review director compensation in early 2019.
In January 2019, Compensia, Inc., or Compensia, our Compensation Committee's compensation consultant, conducted a survey to compare our director compensation to the director compensation of our peer group companies. As of the date this analysis was performed, these peer companies had a median market capitalization of approximately $8 billion, as compared to our market capitalization of approximately $9.5 billion, median 12-month revenue of approximately $452 million, as compared to our 12-month revenue of approximately $482 million, and a median of 715 employees, as compared to our 1,100 employees. This peer group consisted of:

Agios Pharmaceuticals, Inc.	Clovis Oncology, Inc.	Neurocrine Biosciences, Inc.
Alexion Pharmaceuticals, Inc.	Exelixis, Inc.	Sarepta Therapeutics, Inc.
Alkermes plc	Incyte Corporation	Tesaro, Inc.
Alnylam Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	United Therapeutics, Inc.
BioMarin Pharmaceutical, Inc.	Jazz Pharmaceuticals plc	Vertex Pharmaceuticals Incorporated
bluebird bio, Inc.	Nektar Therapeutics
Compensia concluded that cash compensation paid to our non-employee directors was generally at or below the twenty-fifth percentile of our peer group medians. As a result of the survey, in February 2019, our Compensation Committee recommended that the cash compensation for our non-employee directors be increased to approximate the 50th percentile of cash compensation received by members of the boards of directors of our peer companies, and in March 2019, the Board approved this recommended change, resulting in the revised cash compensation effective in March 2019 described above.
With regard to equity compensation for our non-employee board of directors, Compensia concluded that the practice of delivering initial and annual board grants by denominating the number of shares to be delivered can lead to variance in the value of these grants year to year based on our share price at the time of grant, and can result in grants to Board members that vary from the intended 50th percentile of equity compensation paid by peer group companies. Following this review, our Compensation Committee recommended that equity grants to non-employee directors be determined based on a target value and that such target values approximate the 50th percentile of equity compensation paid to directors of our peer companies. In March 2019, the Board adopted these recommendations, resulting in the revised equity grant policies described above.
The Compensation Committee also decided to conduct an annual review of director compensation instead of a bi-annual review, which had been the historical practice.
Director Compensation Table. The following table sets forth all of the compensation awarded to or earned by each person who served as a non-employee director during 2018. Dr. Siegall, our only employee director, receives no compensation for Board service but is reimbursed for reasonable and customary travel expenses. Dr. Siegall’s compensation is described under “Compensation of Executive Officers” below.

Name	Fees Earned or Paid in Cash in 2018	Stock Awards (1)	Option Awards (2)	Total
Srinivas Akkaraju, M.D., Ph.D. (3) (11)	$50,000	$210,049	$204,627	$464,676
Felix Baker, Ph.D. (4) (11)	$95,000	$210,049	$204,627	$509,676
David W. Gryska (5) (11)	$70,000	$210,049	$204,627	$484,676
Marc E. Lippman, M.D. (6) (11)	$55,000	$210,049	$204,627	$469,676
John A. Orwin (7) (11)	$68,000	$210,049	$204,627	$482,676
Alpna Seth, Ph.D. (8) (11)	$45,810	$331,660	$351,177	$728,647
Nancy A. Simonian, M.D. (9) (11)	$60,000	$210,049	$204,627	$474,676
Daniel G. Welch (10) (11)	$62,148	$210,049	$204,627	$476,824
_____________________

(1)
The amounts in this column represent the aggregate full grant date fair value of RSU awards granted during 2018 in accordance with FASB ASC Topic 718 with no estimate for future forfeitures, which value is based on the closing price of our common stock on the date of grant.

(2)
The amounts in this column represent the aggregate full grant date fair value of options granted during 2018 calculated in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 16 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)
The fees earned by Dr. Akkaraju consist of a $50,000 retainer for Board service. The stock awards amount represents the grant date fair value of RSU awards granted on May 18, 2018. The option awards amount represents the grant date fair value of an option granted on May 18, 2018.

(4)
Dr. Baker served as our lead independent director, chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee in 2018. The fees earned include a $50,000 retainer for Board service, a $25,000 retainer for service as the lead independent director, a $15,000 retainer for service as the chairman of our Compensation Committee, and a $5,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The stock awards amount represents the grant date fair value of RSU awards granted on May 18, 2018. The option awards amount represents the grant date fair value of an option granted on May 18, 2018.

(5)
Mr. Gryska served as chairman of our Audit Committee in 2018. The fees earned include a $50,000 retainer for Board service and a $20,000 retainer for service as chairman of our Audit Committee during 2018. The stock awards amount represents the grant date fair value of RSU awards granted on May 18, 2018. The option awards amount represents the grant date fair value of an option granted on May 18, 2018.

(6)
Dr. Lippman served as a member of our Nominating and Corporate Governance Committee in 2018. The fees earned by Dr. Lippman consist of a $50,000 retainer for Board service and a $5,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The stock awards amount represents the grant date fair value of RSU awards granted on May 18, 2018. The option awards amount represents the grant date fair value of an option granted on May 18, 2018.

(7)
Mr. Orwin served as a member of our Audit Committee and our Compensation Committee in 2018. The fees earned include a $50,000 retainer for Board service and $18,000 in retainers for service as a member of the Audit Committee and Compensation Committee. The stock awards amount represents the grant date fair value of RSU awards granted on May 18, 2018. The option awards amount represents the grant date fair value of an option granted on May 18, 2018.

(8)
Dr. Seth served as a member of our Audit Committee for a portion of 2018. The fees earned include a $39,958 retainer for Board service and $5,852 retainer for service as a member of the Audit Committee, both of which have been prorated. The stock awards amount represents the grant date fair value of RSU awards granted on March 15, 2018. The option awards amount represents the grant date fair value of an option granted on March 15, 2018.

(9)
Dr. Simonian served as chair of our Nominating and Corporate Governance Committee in 2018. The fees earned include a $50,000 retainer for Board service and a $10,000 retainer for service as a member and chair of our Nominating and Corporate Governance Committee. The stock awards amount represents the grant date fair value of RSU awards granted on May 18, 2018. The option awards amount represents the grant date fair value of an option granted on May 18, 2018.

(10)
Mr. Welch served as a member of our Compensation Committee in 2018, and as a member of our Audit Committee for a portion of 2018. The fees earned include a $50,000 retainer for Board service and $12,148 in retainers for service as a member of our Audit Committee and Compensation Committee. Mr. Welch's fee for the Audit Committee was prorated.The stock awards amount represents the grant date fair value of RSU awards granted on May 18, 2018. The option awards amount represents the grant date fair value of an option granted on May 18, 2018.

(11)	As of December 31, 2018, our non-employee directors listed in the table above held outstanding stock awards and options, as follows:

Name	Number of Shares Underlying Outstanding Restricted Stock Units	Number of Shares Subject to Outstanding Options
Srinivas Akkaraju, M.D., Ph.D.	3,700	89,540
Felix Baker, Ph.D.	3,700	117,040
David W. Gryska	3,700	107,040
Marc E. Lippman, M.D.	3,700	109,540
John A. Orwin	3,700	49,540
Alpna Seth, Ph.D.	5,750	14,250
Nancy A. Simonian, M.D.	3,700	79,540
Daniel G. Welch	3,700	104,040

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 1, 2019 (except as noted) regarding the beneficial ownership of our common stock by each director (including each nominee for director), by each person or group of affiliated persons known to us to beneficially own five percent or more of our outstanding common stock, by each named executive officer and by all executive officers and directors as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823 – 30th Drive SE, Bothell, WA 98021.

Name and Address	Total Common Stock Equivalents (1)	Percent of Common Stock Equivalents (2)
Felix J. Baker, Ph.D. (3) Baker Bros. Advisors LP and Affiliates (3) 667 Madison Avenue, 21st Floor New York, NY 10065	51,399,776	31.9%
Wellington Management Company (4) 280 Congress Street Boston, MA 02210	15,139,436	9.4%
PRIMECAP Management Company (5) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	14,141,275	8.8%
Capital International Investors (6) 11100 Santa Monica Blvd., 16th Floor Los Angeles, CA 90025	14,696,952	9.1%
The Vanguard Group (7) 100 Vanguard Blvd Malvern, PA 19355	9,244,948	5.7%
BlackRock, Inc. (8) 55 East 52nd Street New York, NY 10055	9,104,981	5.7%
T. Rowe Price Associates, Inc (9) 100 E. Pratt Street Baltimore, MD 21202	8,074,740	5.0%
Clay B. Siegall, Ph.D. (10)	2,095,655	1.3%
Todd E. Simpson (11)	385,147	*
Roger D. Dansey, M.D.	—	*
Vaughn B. Himes, Ph.D. (12)	394,767	*
Darren Cline (13)	132,236	*
Srinivas Akkaraju, M.D., Ph.D. (14)	113,785	*
David W. Gryska (15)	134,130	*
Marc E. Lippman, M.D. (16)	222,430	*
John A Orwin (17)	58,380	*
Alpna Seth, Ph.D. (18)	3,859	*
Nancy A. Simonian, M.D. (19)	88,380	*
Daniel G. Welch (20)	160,880	*
All directors and executive officers as a group (21)	55,347,041	33.8%
_______________________
* Less than one percent

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through option exercise or otherwise, within 60 days after March 1, 2019.

(2)
Percentage of common stock equivalents is based on a total of 160,804,232 shares of common stock outstanding as of March 1, 2019. For each named person, the percentage ownership includes common stock that the person has the right to acquire within 60 days after March 1, 2019, as described in Footnote 1. However, such shares are not deemed outstanding with respect to the calculation of ownership percentage for any other person. In some cases, beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedules 13D or

13G, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2018 unless otherwise provided.

(3)
The indicated ownership is based on (i) a Schedule 13D/A filed with the SEC by the reporting persons on May 2, 2018 and (ii) a Form 4 filed with the SEC by the reporting persons on May 18, 2018. According to the Schedule 13D/A and the Form 4, the shares reported in the table as beneficially owned by the reporting persons includes 45,757,886 shares held by Baker Brothers Life Sciences, L.P. , or Life Sciences, 5,220,074 shares held by 667, L.P., or 667, 18,243 shares held by FBB2, LLC, or FBB2, 12,678 shares held by FBB3, LLC, or FBB3, 107,511 shares held by Felix J. Baker, 107,504 shares held by Julian C. Baker, 50,000 shares issued to Felix J. Baker as a result of the exercise of options and 18,100 shares issued to Felix J. Baker upon the vesting of restricted stock units. This number also includes 107,780 shares of common stock issuable upon exercise of options held by Felix J. Baker that are exercisable within 60 days of March 1, 2019 held by Felix J. Baker that vest within 60 days of March 1, 2019. According to the Schedule 13D/A and the Form 4, Baker Bros. Advisors LP, or the Adviser, serves as the Investment Adviser to Life Sciences and 667, or collectively the Baker Funds. Baker Bros. Advisors (GP) LLC, or the Adviser GP, is the Adviser’s sole general partner. Julian C. Baker and Felix J. Baker are principals of the Adviser GP. The Adviser has complete and unlimited discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds, and may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. In addition, according to the Schedule 13D/A, the Adviser has voting and investment power over the options, RSU awards and common stock held by Felix J. Baker, and the Adviser GP, as well as Felix J. Baker and Julian C. Baker as principals of the Adviser GP, may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of, the options, RSU awards and common stock held by Felix J. Baker. In addition, according to the Schedule 13D/A, Julian C. Baker and Felix J. Baker are also the sole managers of FBB2 and FBB3 and as such may be deemed to be beneficial owners of shares of common stock held by FBB2 and FBB3 and may be deemed to have the power to vote or direct the vote and dispose or direct the disposition of those shares.

(4)
The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on February 12, 2019. Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, or collectively, Wellington, beneficially own 15,139,436 shares of our common stock that are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. The Schedule 13G filed by the reporting person provides information as of December 31, 2018 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2018 and March 1, 2019.

(5)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 8, 2019. According to the Schedule 13G/A, PRIMECAP Management Company has sole voting power over 10,421,400 shares of common stock and sole dispositive power over 14,141,275 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2018 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2018 and March 1, 2019.

(6)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 14, 2019. According to the Schedule 13G/A, Capital International Investors has sole voting power over 13,921,847 shares of common stock and sole dispositive power over 14,696,952 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2018 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2018 and March 1, 2019.

(7)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 13, 2019. According to the Schedule 13G/A, The Vanguard Group has sole voting power over 82,635 shares of common stock and sole dispositive power over 9,136,552 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2018 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2018 and March 1, 2019.

(8)
The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on February 8, 2019. According to the Schedule 13G, BlackRock Inc, has sole voting power over 8,422,296 shares of common stock and sole dispositive power over 9,104,981 shares of common stock. The Schedule 13G filed by the reporting person provides information as of December 31, 2018 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2018 and March 1, 2019.

(9)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 14, 2019. According to the Schedule 13G/A, T. Rowe Price Associates, Inc. has sole voting power over 2,221,094 shares of common stock and sole dispositive power over 8,074,740 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2018 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2018 and March 1, 2019.

(10)	Includes 1,598,223 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.

(11)	Includes 252,582 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.

(12) Includes 281,991 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.
(13) Includes 111,324 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.
(14) Includes 80,280 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.
(15) Includes 92,780 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.
(16) Includes 97,780 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.
(17) Includes 40,280 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.
(18) Includes 3,859 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.
(19)Includes 70,280 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.
(20) Includes 94,780 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.
(21) Includes 2,964,814 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than ten percent of our common stock to file initial reports of ownership and changes in ownership of our common stock. These reporting persons are required by SEC regulations to furnish us with copies of all Section 16 reports they file. To our knowledge, based primarily on our review of the copies of such reports received or written representations from certain of these reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2018, all of these reporting persons complied with all applicable filing requirements.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since June 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. While the Audit Committee is not bound by a vote either for or against the proposal, it will consider a vote against PricewaterhouseCoopers LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Seattle Genetics and its stockholders.
Stockholder approval of this Proposal No. 2 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.
ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD RECOMMENDS A VOTE FOR
THIS PROPOSAL NO. 2

Independent Registered Public Accounting Firm Fees
PricewaterhouseCoopers LLP served as our independent registered public accounting firm for 2017 and 2018 and their aggregate fees for services rendered were as follows:

Type of Fees	2018	2017
Audit Fees	$1,543,000	$1,418,000
Audit-Related Fees	—	70,000
Tax Fees	—	—
All Other Fees	2,700	2,700
Total Fees	$1,545,700	$1,490,700
Audit Fees. Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. In 2018, these fees also included services to support the acquisition of Cascadian Therapeutics, Inc., and in 2017, these fees included service to support our Oracle Enterprise Resource Planning, or ERP, software implementation, the acquisition of a pharmaceutical manufacturing facility in Bothell, Washington and the Immunomedics transaction.
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed to Seattle Genetics for services rendered during 2018. In 2017, these fees related to support of our Oracle ERP implementation.
Tax Fees. Tax fees principally included tax compliance, tax advice and tax planning fees. There were no tax fees billed to Seattle Genetics for services rendered during 2018 or 2017.
All Other Fees. All other fees include any fees billed that are not audit, audit related, or tax fees. In 2018 and 2017, these fees related to accounting research software.
Pre-Approval Policies and Procedures
In October 2006, the Audit Committee adopted an Audit and Audit-Related Services Pre-Approval Policy, or the Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services either may be pre-approved by the Audit Committee without consideration of specific case-by-case services (i.e., general pre-approval) or require the specific pre-approval of the Audit Committee (i.e., specific pre-approval). The Audit Committee believes that the combination of these two approaches has resulted in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. As set forth in the Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In addition, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services not prohibited by the Policy to be performed by our independent registered public accounting firm and associated fees up to $25,000, provided that the Chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee for ratification at its next regular meeting. All audit-related and non-audit related services performed by our independent registered public accounting firm in 2018 were pre-approved.

AUDIT COMMITTEE REPORT (1)
The Audit Committee of the Board of Directors is currently comprised of three independent directors and operates under a written charter originally adopted by the Board of Directors in March 2001, which charter is reviewed on an annual basis and amended as necessary by the Board of Directors upon recommendation by the Audit Committee.
The members of the Audit Committee are currently David Gryska (chairman), John Orwin and Alpna Seth. Each of the members of the Audit Committee is an “independent director” as currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act. The Board of Directors has also determined that David Gryska is an “audit committee financial expert” as described in applicable rules and regulations of the SEC.
The Audit Committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.
The Audit Committee held six meetings and acted by written consent three times during 2018. The meetings were designed to provide information to the Audit Committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of Seattle Genetics, and to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the audited financial statements for 2018 with management and the independent registered public accounting firm. The Audit Committee also instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB.
The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.
Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements and the audited assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:
David Gryska (chair)
John Orwin
Alpna Seth
______________

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE SEATTLE GENETICS, INC.
AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. The Board has approved, subject to your approval, the amendment and restatement of the Seattle Genetics, Inc. 2000 Employee Stock Purchase Plan, or the ESPP, including increasing the number of shares of our Common Stock available for issuance under the ESPP by 1,000,000 shares from 1,896,190 shares to 2,896,190 shares, which represents less than 1% of our outstanding shares as of March 1, 2019.
In addition, the ESPP has been amended and restated to allow for the participation of employees of our foreign subsidiaries and affiliates under a “Non-423 Component” which does not qualify for the tax treatment of Section 423 of the Internal Revenue Code, or the Code. The ESPP also has been amended and restated to address changes in applicable law, to improve the Company’s ability to administer the ESPP, to implement other best practices and to eliminate provisions that are no longer relevant.
If approved by our stockholders, the ESPP will become immediately effective. If our stockholders do not approve the ESPP, the specific amendments that were approved by our Board that require stockholder approval will not become effective. Namely, the amendments relating to the authorization of additional shares and the extension of the ESPP to employees of foreign subsidiaries and affiliates will not become effective. All other amendments to the ESPP that were approved by our Board that do not require stockholder approval will continue in effect, and we may continue to issue shares purchased by employees under the ESPP until the existing available pool of 278,901 shares is exhausted.
The Board recommends that you vote for approval of the Amended ESPP.
We refer to the ESPP as amended as the Amended ESPP. The Board believes that it is in the best interests of the Company and our stockholders to approve the Amended ESPP because it provides a broad-based plan to U.S. employees, and in the future, global employees, to become long-term stockholders through the purchase of shares of Seattle Genetics’ Common Stock on favorable terms. The Board believes that the ability to offer this type of global program and to maintain an adequate reserve of shares under the Amended ESPP is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders.
The principal features of the Amended ESPP are summarized below. This summary is qualified in its entirety, however, by reference to the full text of the Amended ESPP, which is attached to this proxy statement as Appendix A.
Material Changes to the ESPP
The following summary highlights the proposed material changes to the Amended ESPP. For purposes of this Proxy Statement, “Administrator” means our Board of Directors or its Compensation Committee.

• Increase the number of shares authorized for issuance under the Amended ESPP to 2,896,190
• Prior to its amendment in March 2019, the ESPP provided for participation only by employees of the Company and its subsidiaries in compliance with the requirements of Section 423 of the Code. With the amendments, the Company may offer participation in the Amended ESPP to employees of our foreign subsidiaries and affiliates and may create rules, procedures or sub-plans which are designed to meet tax, securities law or other Company compliance objectives in particular locations outside the United States, which offerings may be made under the Non-423 Component of the Amended ESPP and therefore may not comply with the requirements of Section 423 of the Code.

• The definition of employees eligible to participate in the Amended ESPP has been revised to reflect the full scope of permissible exclusions under Section 423 of the Code, including with respect to employees resident outside the United States, while retaining flexibility for the Company to continue operating the Amended ESPP under its pre-existing eligibility requirements.

• Various updates have been made to the Amended ESPP to reflect amendments to the Treasury Regulations under Section 423 of the Code, including to provide for the offering of the Amended ESPP through separate offerings at separate subsidiary corporations, the terms of which need not be identical.

Summary of Material Provisions of the ESPP
Authorization of Additional Shares
As of March 1, 2019, 1,617,289 shares had been purchased under the ESPP and only 278,901 shares remained available for purchase. We estimate that the existing pool of 278,901 shares will be issued and purchased by employees for the purchase periods that occur through January 31, 2020. Accordingly, there is the possibility that, without this amendment, there would be insufficient authorized shares for all issuances before the 2020 Annual Meeting. We believe that with the approval of the additional authorized shares, there will be sufficient shares for purchases under the ESPP until 2021, or beyond, depending on the participation rates and the price of our Common Stock
Purpose of the Amended ESPP
The purpose of the Amended ESPP is to provide eligible employees with an opportunity to purchase our Common Stock.
The options to purchase Common Stock granted under the Amended ESPP are intended to be treated as either (i) options granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Code (i.e., the “423 Component” of the Amended ESPP), or (ii) options granted under an employee stock purchase plan that is not subject to the terms and conditions of Section 423 of the Code (i.e., the “Non-423 Component” of the Amended ESPP). The Administrator will retain the discretion to grant options under either the 423 Component or the Non-423 Component of the Amended ESPP.
Administration
Our Board administers the Amended ESPP unless it delegates administration to a committee. The Board has delegated the administration of the Amended ESPP to our Compensation Committee. Nevertheless, the Board has the final power to determine all questions of policy and expediency that may arise in the administration of the Amended ESPP. The Administrator has, among other authority, the authority to interpret the Amended ESPP, determine all questions as to eligibility to participate including whether employees will participate in an offering under the 423 Component of the Amended ESPP or under the Non-423 Component, determine all terms and conditions of options granted under the Amended ESPP, amend outstanding options to the extent permitted by the Amended ESPP and, for options granted under the 423 Component, to adopt such rules and regulations for administering the Amended ESPP as it may deem necessary to comply with the requirements of Section 423 of the Code. Further, the Administrator may adopt rules or procedures relating to the operation and administration of the Amended ESPP to accommodate the specific requirements of local laws of jurisdictions outside the United States, including (without limitation) with respect to eligibility to participate, handling of payroll deductions, making of contributions to the Amended ESPP (including in forms other than payroll deductions), establishment of bank or trust accounts to hold participating employee contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of issuances of shares of Common Stock.
Eligibility
Generally, any individual in an employee-employer relationship with the Company or with a subsidiary or affiliate that has been designated by the Administrator as participating in the Amended ESPP is eligible to participate in the Amended ESPP offerings. However, the Administrator, in its discretion may determine on a uniform basis for an offering that employees shall not be eligible to participate if they: (i) have not completed at least two (2) years of service since their last hire date (or such lesser period of time as may be determined by the ESPP Administrator in its discretion), (ii) customarily work not more than twenty (20) hours per week, (iii) customarily work not more than five (5) months per calendar year, (iv) are highly compensated employees within the meaning of Section 414(q) of the Code, or (v) are highly compensated employees within the meaning of Section 414(q) of the Code with compensation above a certain level or are officers subject to the disclosure requirements of Section 16(a) of the Exchange Act. Directors of the Company who are not employees of the Company are not eligible to participate in the Amended ESPP. Further, no employee may participate in the Amended ESPP if immediately after we grant the employee a purchase right, such employee would have voting power over 5% or more of our outstanding capital stock.
As of March 1, 2019, approximately 1,300 employees were eligible to participate in the current ESPP.
Eligible employees who are citizens or resident of a jurisdiction outside the U.S. may be excluded from participation in the Amended ESPP if their participation is prohibited under local laws or if complying with local laws would cause an offering under the 423 Component to fail to qualify under Section 423 of the Code. In the case of an offering under the Non-423 Component, an eligible employee may be excluded from participation in the Amended ESPP or an offering if the Administrator has determined that participation of such eligible employees is not advisable or practicable for any reason.

Offerings and Payroll Deductions
 The Amended ESPP is implemented through a series of offerings of purchase rights to eligible employees. The Board has the authority to set the terms and frequency of offerings, which may be overlapping or consecutive, provided that no offering may have a duration exceeding 27 months. Unless otherwise determined by the Board, consecutive six-month offerings commence on each February 1 and August 1, with purchase dates on July 31 and January 31, respectively. The Amended ESPP provides that unless otherwise determined by the Board the current offering will be followed by an offering that will commence on August 1, 2019 and will end on January 31, 2020. An offering may be terminated by the Board under certain circumstances.
To participate in the Amended ESPP, an employee must complete the enrollment process which indicates the percentage amount to be deducted from his or her eligible compensation and applied to the purchase of the shares on the purchase date. In addition to regular payroll deductions, the Administrator may allow participating employees to make contributions to purchase shares under the Amended ESPP using alternative payment methods, including by check. The contribution amount may be up to 20% of eligible compensation or such other amount as approved by the Administrator. Contributions are credited to an account kept by the Company in the name of each participating employee, which does not bear interest.
An employee may withdraw from participation in an offering at any time up to ten days before a purchase date by completing the electronic withdrawal process (or by completing such other process as the Administrator may specify). Upon withdrawal from the Amended ESPP, all of the contributions credited to the participating employee’s account will be paid promptly to the participating employee and the participating employee’s option for the current period will be automatically terminated.
An employee’s participation ends automatically on termination of his or her employment.
Stock Purchases
On a purchase date, the accumulated contributions of each participating employee shall be used to purchase the maximum number of whole shares of Common Stock determined by dividing the purchase price into the balance of the participating employee’s account. The purchase price per share is equal to the lower of:

•	85% of the fair market value of a share on the first day of the offering; or

•	85% of the fair market value of a share on the purchase date.
The fair market value is the closing sales price (rounded up where necessary to the nearest whole cent) for our shares (or the closing bid, if no sales were reported) as quoted on the Nasdaq Global Select Market on the date of determination, as reported in such source as the Board deems reliable. As of March 22, 2019, the last reported sale price of our common stock as quoted on the Nasdaq Global Select Market was $73.99 per share.
Any money remaining in a participating employee’s account representing a fractional share shall remain in the participating employee’s account to be used in the next offering period along with new contributions in the next offering period.
Other Limitations
A participant’s right to purchase our common stock under the Amended ESPP, plus any other purchase plans that may be established by Seattle Genetics or its affiliates, is limited. An employee may not accrue the right to purchase stock at a rate of more than $25,000 of the fair market value of our common stock for each calendar year in which the purchase right is outstanding. We determine the fair market value of our common stock, for the purpose of this limitation, as of the first day of an offering. Additionally, no employee may purchase more than 2,000 shares in any offering.
Transferability
Options granted under the Amended ESPP are not transferable by a participating employee other than by will or by the laws of descent and distribution, and are exercisable during the participating employee’s lifetime only by the participating employee.
Changes to Capital Structure
In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (i) the number of shares reserved under the Amended ESPP, and (ii) the number of shares and purchase limits of all outstanding purchase rights.
Corporate Transactions
In the event of certain significant corporate transactions, as described in the Amended ESPP, the surviving or acquiring corporation will either assume or substitute outstanding purchase rights. If the surviving or acquiring corporation refuses to assume or substitute such purchase rights, then, as determined by the Board in its discretion, such rights may continue in full force and effect or the participants’ accumulated contributions may be used to purchase shares of our common stock immediately prior to such corporate transaction, and such purchase rights will terminate immediately thereafter.
Duration, Amendment and Termination
The Board of Directors may suspend or terminate the Amended ESPP at any time. The Board of Directors may amend the Amended ESPP at any time. However, no amendment will be effective unless approved by our stockholders to the extent such stockholder approval is necessary for the Amended ESPP to satisfy the requirements of Rule 16b-3 under the Exchange Act, any Nasdaq or other securities exchange listing requirements or other applicable law or regulation, or with respect to the 423 Component of the Amended ESPP, the requirements of Section 423 of the Code. Rights granted before amendment or termination of the Amended ESPP will not be impaired by such amendment or termination, except as expressly provided in the Amended ESPP.
Certain U.S. Federal Tax Consequences
The following summary briefly describes U.S. federal income tax consequences of rights under the Amended ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Amended ESPP should consult their own professional tax advisors concerning tax aspects of rights under the Amended ESPP. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.
423 Component
Options to purchase shares granted under the 423 Component of the Amended ESPP are intended to qualify for favorable federal income tax treatment associated with options granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Internal Revenue Code. Under these provisions, no income will be taxable to a participating employee until the shares purchased under the Amended ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the option grant date (i.e., the beginning of the offering period or, if later, the date the participating employee entered the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participating employee will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the stock on the purchase date and the purchase price. The amount of such ordinary income will be added to the participating employee’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participating employee holds the shares for more than one year after the purchase date.
If the stock purchased under the Amended ESPP is sold (or otherwise disposed of) more than two years after the option grant date and more than one year after the stock is transferred to the participating employee, then the lesser of (i) the excess of the sale price of the stock at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the stock as of the first date of the offering period over the purchase price (determined as of the first date of the offering period) will be treated as ordinary income. The amount of such ordinary income will be added to the participating employee’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss. If the sale price is less than the purchase price, no ordinary income will be reported.
The Company generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participating employee as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. In all other cases, no deduction is allowed.
Non-423 Component
If the option is granted under the Non-423 Component, then the amount equal to the difference between the fair market value of the stock on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participating employee’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participating employee holds the shares for more than one year after the purchase date.
The Company generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participating employee as a result of such disposition, subject to the satisfaction of any tax-reporting obligations. For U.S. participating employees, FICA/FUTA taxes will be due in relation to ordinary income earned as a result of participation in the Non-423 Offering.

Past Participation in the ESPP
The table below sets forth the number of shares purchased by each of our named executive officers and other employees of the Company and designated subsidiaries under the ESPP, including all executive officers as a group since the inception of the ESPP through March 1, 2019. Non-employee directors are not eligible to participate in the ESPP.

ESPP
Name and position	Number of shares
Clay B. Siegall, Ph.D., President and CEO	0
Todd E. Simpson, Chief Financial Officer	13,013
Roger D. Dansey, M.D., Chief Medical Officer	359
Vaughn B. Himes, Ph.D., Chief Technical Officer	1,921
Darren Cline, Executive Vice President, Commercial	3,932
All current executive officers as a group	19,225
All current directors who are not executive officers as a group	N/A
Each nominee for election as a director:	N/A
Srinivas Akkaraju, M.D., Ph. D.	N/A
Marc E. Lippman, M.D.	N/A
Daniel G. Welch	N/A
Each associate of any executive officers, current directors or director nominees	N/A
Each other person who received or is to receive 5% of purchase rights	N/A
All employees, including all current officers who are not executive officers, as a group	2,795,101

New ESPP Benefits
The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participating employee’s elections and the restrictions of Section 423 of the Code and the Amended ESPP, and the per share purchase price will depend on the future value of the Common Stock.
Vote Required
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the Amended ESPP.
THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 3

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during the year ended December 31, 2018, or,collectively, the named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.
At last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2018 Annual Meeting of Stockholders. At the 2018 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the proposal, with approximately 98% of the votes cast voting in favor of the proposal. This year we are again asking our stockholders to vote “FOR” the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
As described in detail under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis,” our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our named executive officers are rewarded on the basis of individual and corporate performance measured against pre-established corporate and strategic goals. Please read the section of this proxy statement under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the 2018 compensation of our named executive officers.
The Compensation Committee of our Board of Directors continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
The say-on-pay vote is advisory, and therefore not binding on Seattle Genetics, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Unless our Board of Directors modifies its policy on the frequency of future advisory votes on the compensation of our named executive officers, the next advisory vote on the compensation of our named executive officers will be held at the 2020 Annual Meeting of Stockholders. In addition, our stockholders will be able to indicate by advisory vote at our 2023 Annual Meeting of Stockholders their preference as to the frequency of future advisory votes.
Stockholder approval of this Proposal No. 4 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.
THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 4

COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis describes how the Compensation Committee of our Board of Directors determined the total compensation for the following executive officers during the year ended December 31, 2018, whom we refer to as our named executive officers:

•	Clay Siegall, Ph.D., our President and Chief Executive Officer, or CEO;

•	Todd Simpson, our Chief Financial Officer;

•	Roger Dansey, M.D., our Chief Medical Officer;

•	Vaughn Himes, Ph.D., our Chief Technical Officer; and

•	Darren Cline, our former Executive Vice President, Commercial, who served until February 2019.
This compensation discussion and analysis also describes our overall executive compensation philosophy, objectives and practices, as well as the Compensation Committee’s decisions and determinations regarding executive compensation for 2018.
Executive Summary
2018 Business Highlights
The financial and operational highlights of our company performance for 2018 were as follows:

•	With regard to ADCETRIS® (brentuximab vedotin):

•
We continued execution of our sales strategy for ADCETRIS in the United States and Canada. Net sales of ADCETRIS were $476.9 million in 2018, representing an increase of 55% over net sales of $307.6 million in 2017.

•
In March 2018, the U.S. Food and Drug Administration, or FDA, approved ADCETRIS in combination with doxorubicin, vinblastine, and dacarbazine, for patients with newly diagnosed, previously untreated Stage III/IV classical Hodgkin lymphoma.

•
In November 2018, the FDA approved ADCETRIS in combination with cyclophosphamide, doxorubicin, and prednisone for patients with previously untreated systemic anaplastic large cell lymphoma or other CD30- expressing peripheral T-cell lymphoma, or PTCL, including angioimmunoblastic T-cell lymphoma and PTCL not otherwise specified, based on the positive results of the ECHELON-2 phase 3 clinical trial.

•	With regard to our clinical pipeline:

•
We continued to advance pivotal trials of enfortumab vedotin, or EV, and tisotumab vedotin, or TV, in collaboration with our respective collaborators, Astellas Pharma, Inc., or Astellas, and Genmab A/S, or Genmab.

•
In March 2018, we obtained global rights to tucatinib, an oral tyrosine kinase inhibitor targeting HER2, a growth factor receptor overexpressed in many cancers, through the acquisition of Cascadian Therapeutics, Inc., or Cascadian, and are conducting a pivotal trial of tucatinib in combination with capecitabine and trastuzumab for patients with HER2-positive metastatic breast cancer.

•	We also continued to advance our earlier stage clinical pipeline and pre-clinical technologies.

•	With regard to business and operations:

•
we completed a significant transaction through the acquisition of Cascadian, and continued to scale our business and expand our operations internationally as we continue to move toward our goal of becoming a multi-product oncology company.

2018 Executive Compensation Highlights
The following key compensation actions were taken with respect to our named executive officers for 2018:

•
Annual Cash Incentive Awards – We performed above target with respect to our 2018 corporate performance goals, and the annual cash incentive awards earned by our named executive officers under our Senior Executive Annual Bonus Plan, or the Executive Bonus Plan, ranged from 110% to 138% of the named executive officer’s target annual cash bonus opportunities, including an annual cash incentive award to our CEO equal to 130% of his target annual cash bonus opportunity, in line with achievement of 130% of our annual corporate performance goals and the fact that our CEO’s annual cash incentive award is entirely dependent on corporate performance.

•
Annual Long-Term Incentive Compensation – Our named executive officers were granted long-term incentive compensation opportunities in the form of options to purchase shares of our common stock, or options, and restricted stock unit awards, or RSUs, which vest in installments over four years to better align our grant practices with those of our peer group. Our prior practice was for RSUs to cliff vest in three years.

•
Special Long-Term Performance-Based Compensation Awards – They are eligible to receive certain equity awards under the Long-Term Incentive Plan for Tucatinib, or the Tucatinib LTIP, a special program intended to incentivize the achievement of FDA approval of tucatinib, which is anticipated to require performance over a multiple year period to attain. While the grant date fair value of these awards is reflected as 2018 compensation in the “Summary Compensation Table,” these awards will not be earned if the performance goal is not achieved.

•
Further Alignment of Executive Compensation to Peer Group Practices – The Compensation Committee also took steps to further align our executive compensation with that of our peer group of mid-sized commercial biotech companies. Changes include:

◦
Revisions to the severance benefit provisions set forth in our executive employment agreements to increase the cash and COBRA premium severance benefits payable in connection with certain qualifying terminations.

◦	The elimination of single trigger equity vesting acceleration provisions previously contained in our CEO’s employment agreement in favor of a double trigger vesting acceleration provision.

◦	Use of value-based equity awards as opposed to fixed share awards.
All of these actions are discussed in further detail in the sections that follow.
Executive Compensation Policies and Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2018, we maintained the following executive compensation policies and practices to drive performance and to minimize behaviors that we believe do not serve our stockholders’ long-term interests:

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•	Independent Compensation Committee Advisor. The Compensation Committee engaged its own compensation consultant to assist with making the 2018 compensation decisions.

•
Executive Compensation Review. The Compensation Committee conducted a review and approval of our compensation strategy, and reviewed and determined our compensation peer groups used for comparative purposes.

•
Additional Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term cash and equity incentives to align the interests of our executive officers and stockholders.

•
Special Performance-Based Awards. We maintain three special long-term incentive programs. Two of the special long-term incentive programs relate to our late stage product candidates, EV, tucatinib, and TV, and offer certain cash and equity awards that become payable, or subject to grant or vesting, as applicable, only if we achieve designated performance goals relating to certain regulatory approvals of these product candidates. The equity awards under these programs are generally subject to further vesting contingent on continued service over a multi-year period following the achievement of such performance goals. We also maintain an additional special long-term incentive program relating to the FDA approval of ADCETRIS in frontline Hodgkin lymphoma based on the phase 3 ECHELON-1 trial. The options that were granted to our executive officers under this program commenced vesting upon the achievement of the plan's desired performance objective in March 2018 and vest over a multi-year period, and a cash award was also paid to our executive officers in March 2018 upon goal achievement.

•
No Special Health or Welfare Benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

•	No Post-Employment Tax Reimbursements. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

•	Stock Ownership Policy. We maintain a policy that requires minimum ownership of shares of our common stock by our CEO and our other executive officers.

•	Multi-Year Vesting Requirements. The equity awards granted to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.

•
Hedging and Pledging Prohibited. Pursuant to our insider trading policy, we prohibit our executive officers from engaging in short-term speculative transactions and further prohibit them from hedging or pledging our securities as collateral.

•	No Stock Option Repricings. Our equity plan does not permit repricing underwater stock options without stockholder approval.
Results of Most Recent Stockholder Advisory Vote on Executive Compensation
Approximately 98% of the votes cast in the “say-on-pay” stockholder advisory vote on the compensation of our named executive officers in 2018 approved our executive compensation as described in our 2018 definitive proxy statement. The Compensation Committee considered the result of the stockholder advisory vote as an endorsement of its compensation policies, practices and philosophy for our named executive officers, and did not make any significant changes as a result of the vote. In addition, in part based on the support shown by the vote, the Compensation Committee has maintained a consistent approach in making compensation decisions.
The Compensation Committee considers the results of the say-on-pay vote on our executive compensation program as part of its annual executive compensation review. Our Board of Directors values the opinions of our stockholders, and the Compensation Committee will continue to consider the outcome of future say-on-pay votes, as well as any feedback received throughout the year, when making compensation decisions for the named executive officers.
Compensation Philosophy and Objectives
Our compensation philosophy is to provide overall compensation that is competitive to attract and retain the highest caliber executive officers. In particular, we believe that, when targeted levels of performance are achieved, the resulting compensation should approximate the 50th percentile of pay practices of a peer group of companies selected by the Compensation Committee, and that additional performance should be rewarded by adjusting compensation upwards towards the 75th percentile of our peer group if an individual’s and our corporate performance exceeds expectations. The Compensation Committee believes that this approach is reasonable and appropriate to achieve the objectives of our compensation program and applies its experience and judgment when interpreting competitive market data and making compensation decisions for our executive officers. Other key objectives of our executive compensation program include aligning pay with company performance, driving the achievement of key business goals that increase stockholder value over the long-term and weighting pay deliberately toward “at risk” performance-based compensation.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee’s basic responsibility is to review the performance of our management in achieving corporate goals and objectives and to ensure that our management is compensated effectively in a manner consistent with our compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews, and approves our executive compensation program.
For 2018, the Compensation Committee reviewed the base salaries, annual cash incentive compensation, and the long-term incentive compensation of our named executive officers and compared them to our compensation peer group as described below in “—Competitive Positioning” primarily to ensure that our named executive officer target total direct compensation opportunities as a whole were market competitive and to determine whether any adjustments were necessary. Generally, the Compensation Committee seeks to establish a mix between cash compensation and long-term equity incentives similar to the mix used by the companies in our compensation peer group. For example, generally, and for 2018, the Compensation Committee set a significant portion of compensation to be “at risk” based on our performance, in the form of both cash and equity, with heavier weight towards equity incentives that directly align the interests of our executives with our stockholders. The Compensation Committee believes that it is important to align compensation levels and the mix of compensation to that offered by our peers in order to retain and incentivize the talented executive officers whose efforts are key to our long-term success.

At the time it makes its executive compensation decisions, the Compensation Committee also reviews individual performance and the Company’s performance against pre-established company corporate and strategic goals, as well as the Company’s performance generally. In this regard, decisions with respect to the principal, ongoing elements of compensation for our executive officers are based, in combination with the competitive market analysis described above, upon the Compensation Committee’s assessment of:

•	each individual’s performance as assessed by our CEO (other than his own performance) in consultation with the Compensation Committee and our Executive Vice President, Human Resources; and

•	overall company performance measured against corporate and strategic goals as defined by our Board of Directors.
Generally, determinations of individual performance at the executive officer level are based on a holistic evaluation of the executive’s performance taking into account department and functional goals which are aligned with the broader corporate and strategic goals of the company. The Compensation Committee believes that successful execution against these goals is an essential way to enhance long-term stockholder value. The executive officer’s job criticality, role and responsibilities, and personal integrity and commitment to ethical business conduct are also considered.
The Compensation Committee generally relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer, particularly with respect to base salary determinations and overall levels of long-term incentive compensation. However, as set forth below, bonus awards under our Executive Bonus Plan are formulaic in that the target and maximum bonus opportunities are established, as is the extent to which bonuses are awarded based on the achievement of pre-established company goals and, in the case of our named executive officers other than our CEO, on individual performance. In addition, since 2011 for reasons described further below in “—Principal Elements of Compensation—Long Term Equity Awards,” the Compensation Committee has delivered annual stock awards in a combination of options and RSU awards, with options representing approximately 50% of the overall value of the equity awards granted and with RSU awards comprising the other approximately 50%. Specifically, an equity grant value is determined for each executive officer role after the Compensation Committee reviews peer group data and the performance of the executive. This total value is then divided in half, and approximately 50% of the value allocated in the form of options and approximately 50% of the value is allocated to be granted in the form of RSUs. The number of shares underlying each option grant will be based on an approximation of 50% of grant date fair value, using the Black Scholes methodology for stock options. The number of shares underlying each RSU grant will be calculated by dividing 50% of the value by the average stock price over the 30 calendar days leading up to the date of grant. This 50/50 mix is based on the goal of attracting and retaining top performers and reflects a balanced approach between options, a more leveraged equity instrument that we believe to be highly performance based and to help drive stockholder value, and RSU awards, that serve as an effective retention vehicle even in periods of volatility.
The Compensation Committee continues to believe that this mix, and the continued granting of options in particular, as opposed to performance-based RSUs, is appropriate for our current stage of development and effective in aligning the interests of our executives with those of our stockholders.
Role of Executive Officers
Our CEO makes recommendations to the Compensation Committee with respect to base salary levels, annual cash incentive awards, individual performance assessments, and the amount of long-term equity awards to be granted to our executive officers (other than with respect to his own compensation) in consultation with Compensia and our Executive Vice President, Human Resources. In addition, our Executive Vice President, Human Resources supports the Compensation Committee in its work, including preparation of historical and prospective executive compensation data, review of peer group data and biotechnology market practices, and research in response to technical Compensation Committee inquiries. Other than as described above, neither the CEO nor any other executive officers take part in the Compensation Committee’s decisions regarding executive officer compensation.
Role of Compensation Consultant
Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties and responsibilities. Pursuant to this authority, the Compensation Committee has engaged Compensia, Inc., a national compensation consulting firm, for support on matters related to the compensation of our executive officers.
In 2018, the Compensation Committee analyzed whether the work of Compensia as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Compensia; (ii) the amount of fees from our company paid to Compensia as a percentage of the firm’s total revenue; (iii) Compensia’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Compensia or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of the

Compensation Committee; and (vi) any stock of the Company owned by the individual compensation advisors employed by the firm. The Compensation Committee determined, based on its analysis of the above factors, that the work of Compensia and the individual compensation advisors employed by Compensia as compensation consultants to our company has not created any conflict of interest.
Base salary and annual target bonus decisions made in January 2018 were made after considering the compensation provided by our peer group and Compensia’s previously provided competitive market analysis with respect to our August 2017 peer group. Compensia was again retained by the Compensation Committee in July 2018 to provide an updated competitive market analysis of the base salary, annual cash incentive awards, and long-term incentive compensation of our executive officers compared against our compensation peer group and to review other market practices and trends. This market analysis was reviewed with the Compensation Committee and was used to guide decisions regarding the August 2018 grants of long term equity awards in the form of options and RSUs, and in determining the August 2018 increase to Mr. Simpson's base salary. These data were also used to determine salary and cash incentive targets in February 2019.
Competitive Positioning
The Compensation Committee reviews our peer group periodically to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly.
The peer group used by the Compensation Committee when making salary, bonus and bonus target compensation decisions in January 2018 was our peer group that resulted from Compensia’s analysis in August 2017 that was approved by the Compensation Committee, with input provided by senior management and Compensia at that time. As of the date this analysis was performed, these twenty peer companies had a median market capitalization of approximately $6.8 billion, as compared to our market capitalization of approximately $9 billion, median 12-month revenue through June 30, 2017 of approximately $89 million, as compared to our 12-month revenue through June 30, 2017 of approximately $429 million, and a median of 456 employees, as compared to our 890 employees. This peer group consisted of:

ACADIA Pharmaceuticals, Inc.	Clovis Oncology, Inc.	Kite Pharma, Inc.
Agios Pharmaceuticals, Inc.	Exelixis, Inc.	Puma Biotechnology, Inc.
Alexion Pharmaceuticals, Inc.	Incyte Corporation	Tesaro, Inc.
Alkermes plc	Intercept Pharmaceuticals, Inc	Ultragenyx Pharmaceutical Inc.
Alnylam Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	United Therapeutics, Inc.
BioMarin Pharmaceutical, Inc.	Jazz Pharmaceuticals, plc	Vertex Pharmaceuticals Incorporated
bluebird bio, Inc.	Juno Therapeutics, Inc.
The compensation peer group used by the Compensation Committee to review compensation in August 2018 was approved by the Compensation Committee, with input provided by senior management and Compensia, and included biotechnology and pharmaceutical companies that were similar to the Company with respect to revenue, market capitalization, headcount, development and commercialization stage and number of employees. In each case, as of the date this analysis was performed, these peer companies had a median market capitalization of approximately $8 billion, as compared to our market capitalization of approximately $9.5 billion, median 12-month revenue of approximately $452 million, as compared to our 12-month revenue of approximately $482 million, and a median of 715 employees, as compared to our 1,100 employees. This peer group consisted of:

Agios Pharmaceuticals, Inc.	Clovis Oncology, Inc.	Neurocrine Biosciences, Inc.
Alexion Pharmaceuticals, Inc.	Exelixis, Inc.	Sarepta Therapeutics, Inc.
Alkermes plc	Incyte Corporation	Tesaro, Inc.
BioMarin Pharmaceutical, Inc.	Jazz Pharmaceuticals, plc	United Therapeutics, Inc.
bluebird bio, Inc.	Nektar Therapeutics	Vertex Pharmaceuticals Incorporated
2018 Compensation Decisions for the Named Executive Officers
We believe that 2018 was a productive year for us due in part to FDA approval of two new indications for ADCETRIS, progress on pivotal trials of EV, tucatinib and TV, and the acquisition and integration of Cascadian, as described above under the heading “—Executive Summary.” Our 2018 executive compensation program consisted of four principal components: base salary, annual cash incentive awards, long-term equity awards in the form of stock options and RSU awards subject to time-based vesting, and performance-based incentive awards.

Base Salary
We use base salaries to attract and retain talented executives by providing them with a baseline level of competitive pay. Typically, annual base salary adjustments are effective February 1 of each year.
The following table sets forth the 2018 base salaries for each of our named executive officers that were approved by the Compensation Committee in January and August of 2018 and the percentages by which their base salaries were increased from their 2017 base salary levels.

Named Executive Officer	2017 Base Salary	2018 Base Salary Approved in January 2018	Revised 2018 Base Salary Approved in August 2018	Total Percentage Increase
Dr. Siegall	$890,000	$921,150	No adjustment	3.50%
Mr. Simpson	$493,600	$510,900	$540,900	9.58%
Dr. Dansey (1)	—	—	No adjustment	—
Dr. Himes	$478,400	$507,500	No adjustment	6.10%
Mr. Cline	$454,300	$482,500	No adjustment	6.20%
________________
(1) Dr. Dansey commenced employment with us in May 2018.
In determining 2018 base salary increases for each of the executive officers, the Compensation Committee first referenced the 50th percentile of the peer group data for similar positions and then adjusted for the aspects of individual performance and additional factors further described below. In making such determination the Compensation Committee also considered any changes in the executive’s job duties and responsibilities, compensation relative to our other executive officers, budget considerations, and the scope and criticality of the executive’s role.
In January 2018, the Compensation Committee approved a merit increase of 3.5% to our CEO’s base salary in recognition of his role in leading the achievement of our strong corporate performance and following its analysis of competitive market data based on the peer group salary levels.
With respect to Mr. Simpson, the Compensation Committee focused on his leadership in our finance, investor relations and real estate and facilities functions including in our January 2018 financing. In January 2018, the Compensation Committee approved a merit increase of 3.5% to Mr. Simpson’s base salary and in August 2018, the Compensation Committee further increased Mr. Simpson’s base salary to $540,900 based on a review of the July 2018 peer group median.
Dr. Dansey commenced employment with us in May 2018, and the Compensation Committee set his initial base salary at $650,000. This level of base salary was consistent with the higher range of the peer group for his position. The Compensation Committee determined that setting Dr. Dansey’s salary at this level was appropriate to recruit an executive of Dr. Dansey’s skill and experience in late-stage drug development efforts.
In January 2018, the Compensation Committee approved a merit increase and a market adjustment to Dr. Himes's base salary that together equaled 6.1% based on his leadership in technical operations and manufacturing and information technology, including in our efforts to become a multi-product, global oncology company, as well as a merit increase and market adjustment to Mr. Cline's base salary that together equaled 6.2% based on his leadership of the commercial organization.
Annual Cash Incentive Awards
We have adopted an Executive Bonus Plan, which provides cash incentives designed to reward each executive officer for our corporate performance and such officer’s individual contributions and performance toward achieving key corporate goals.
Executive Bonus Plan Target Awards
The target annual cash incentive award opportunities for our named executive officers for 2018 are set forth in the table below as a percentage of base salary. These targets were set in January 2018 based on market data from our August 2017 peer group for similar positions after referencing the bonus targets for similarly positioned executives in our peer group. There were no changes from 2017 targets (as a percentage of base salary) because the Compensation Committee determined that such target percentages continued to be appropriate.

Named Executive Officer	Target Annual Cash Incentive Award Opportunity (percentage of base salary)	Target Annual Cash Incentive Award Opportunity
Dr. Siegall	100%	$921,150
Mr. Simpson	50%	$270,450
Dr Dansey	50%	$200,330(1)
Dr. Himes	50%	$253,750
Mr. Cline	45%	$217,125
________________
(1) Dr. Dansey’s 2018 bonus target was prorated due to commencement of employment in May 2018.
Performance Weighting and Bonus Award Payout Formula
The weighting between the corporate performance percentage and the individual performance percentage used for determining the annual cash incentive awards is determined for each named executive officer based on his or her position. Consistent with prior years, the Compensation Committee determined that greater weighting of the corporate goals should apply to our CEO than our other named executive officers because his position and responsibilities give him more opportunity to significantly impact overall corporate performance. With respect to Dr. Siegall, the corporate performance percentage is 100% and the individual performance percentage is 0%, and with respect to each of Mr. Simpson, Dr. Dansey, Dr. Himes and Mr. Cline, the corporate performance percentage is 60% and the individual performance percentage is 40%. The corporate performance percentage and individual performance percentage are multiplied by the target annual cash incentive award opportunity for each executive officer to determine the actual amount of the bonus award.
Corporate and individual performance goal achievement is targeted at 100%. The achieved corporate performance percentage and/or the achieved individual performance percentage may exceed 100% in the event we and/or the executive officer exceed expected goals, provided that under the Executive Bonus Plan effective in 2018 neither percentage could exceed 150%. Accordingly, each executive officer’s target annual cash incentive award opportunity under the Executive Bonus Plan in 2018 was capped at 150% of the target bonus amount. In addition, each executive officer must achieve at least a 50% individual performance percentage to receive a bonus award under our Executive Bonus Plan in 2018 (other than our CEO whose annual cash incentive award is based solely on the achievement of our corporate goals).
Corporate Performance Goals
The corporate goals for our Executive Bonus Plan are generally approved by the Compensation Committee near the beginning of each year, but the Compensation Committee reserves the right to modify these goals to reflect changing business circumstances and to consider any significant additional achievements that were not contemplated at the beginning of the year and our overall performance in determining actual awards.
The corporate performance goals under the Executive Bonus Plan for 2018 were approved in March 2018 and were not subsequently modified. The performance goals were primarily based on sales of ADCETRIS, the advancement of development and clinical activities related to ADCETRIS, advancement of EV, TV and tucatinib and additional product candidates with the goal of becoming a multi-product company, goals related to antibody-drug conjugate, or ADC, leadership goals relating to scaling our operations, and business and operations goals related to expense management, hiring and retention and stock performance, all of which the Compensation Committee believes strongly relate to the creation of stockholder value. The weighting of these goals as approved in March 2018 is set forth ~~i~~n the chart below:

2018 Corporate Performance Goal	Weighting
ADCETRIS Sales and Development	40%
Development of EV, TV, Tucatinib and Additional Product Candidates	30%
ADC Leadership	7.5%
Scaling Operations	7.5%
Business Goals	7.5%
Operations Goals	7.5%
The 2018 performance goals were aggressive and set at challenging levels such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers in order to achieve the goals. Our specific target performance goals established for 2018, and our actual performance as measured against those goals, are set forth in the chart below:

2018 Corporate Performance Goal	2018 Performance
ADCETRIS Sales and Development
Met or exceeded all goals including:
• obtaining FDA approval based on the ECHELON-1 trial in the first half of 2018 and successfully launching ADCETRIS for the treatment of patients with newly diagnosed, previously untreated Stage III/IV classical Hodgkin lymphoma
• preparing for FDA approval and launch in frontline PTCL, including topline release and preparing for supplemental Biologics License Application, or sBLA, submission as soon as possible thereafter. In November 2018, the FDA approved ADCETRIS in combination with cyclophosphamide, doxorubicin, and prednisone for patients with previously untreated systemic anaplastic large-cell lymphoma or other CD30-expressing peripheral T-cell lymphoma, or PTCL, including angioimmunoblastic T-cell lymphoma and PTCL not otherwise specified
• achieving sales goals established by the Board of Directors in the United States and Canada; net sales of ADCETRIS were $476.9 million in 2018, representing an increase of 55% over net sales of $307.6 million in 2017
• meeting commercial manufacturing supply chain goals and certain other goals relating to the development and commercialization of ADCETRIS

Development of EV, TV, Tucatinib and Additional Product Candidates
Met or exceeded most goals, including:
• meeting enrollment targets in pivotal trials of EV, tucatinib and TV obtaining Breakthrough Therapy Designation for EV for patients with locally advanced or metastatic urothelial cancer who were previously treated with a checkpoint inhibitor
• assisting collaborative partners with regulatory-related manufacturing and supply chain deliverables that support product launches for EV and TV programs
• performing specified tasks to prepare for the potential commercial launch of EV, tucatinib and TV
• collaborating with Astellas and Genmab to advance additional clinical development activities with respect to EV and TV
• completing the acquisition of Cascadian, adding a clinical-stage product to our pipeline
• advancing the clinical development of tucatinib including the HER2CLIMB study
• completing additional actions with regard to our earlier stage pipeline
Certain goals with respect to Breakthrough Therapy Designation and certain clinical development actions relating to EV and TV were only partially achieved, and one clinical development goal relating to TV was not achieved.

ADC Leadership
Met all goals including:
• conducting multiple combination trials and presenting and publishing preclinical and clinical data relating to ADCs in immuno-oncology combination regimens
• licensing a multi-program platform opportunity
• further developing and vetting certain ADC and immuno-oncology strategies
• advancing two programs to development stage

2018 Corporate Performance Goal	2018 Performance
Scaling Operations
Met almost all goals including:
• enhancing organizational capacity to enable concurrent pivotal trials and regulatory submissions
• completing commercial stage agreement with Astellas
• completing certain steps with respect to commercial plans in our territories
• advancing certain global framework and governance goals
• enhancing alliance management function
• completed successful integration of Cascadian
One goal relating to a collaboration was not achieved.

Business and Operations Goals	Met all goals including: • hiring key employees to plan and minimizing employee attrition • managing expenses to budget • achieving stock performance relative to appropriate biotechnology indices

Determined Performance Levels and Determined Awards
In making its assessment regarding the extent to which the corporate performance objectives for 2018 were achieved, the Compensation Committee considered both the extent to which the objectives had been achieved or exceeded as well as the difficulty of each objective that was achieved compared to any objectives that were not achieved. In light of our strong performance in meeting or exceeding most of our corporate performance goals and the challenging nature of the goals, the Compensation Committee determined our corporate performance percentage to be 130% of the target performance level for 2018.
Our CEO assessed the other executive officers’ contributions to the 2018 corporate goals, and made a recommendation to the Compensation Committee with respect to the individual performance percentage for the other executive officers for 2018. The factors considered by the CEO in making this determination included a holistic evaluation of individual officer’s performance, the criticality of the executive officer’s role in achieving corporate deliverables, the executive officer’s contribution to achieving corporate goals and the achievement of individual or departmental goals. The Compensation Committee reviewed the CEO’s recommendations on individual performance factors for each executive officer for 2018 and then made a final determination of the 2018 individual performance percentage for each executive officer as follows: 140% for Dr. Himes, 130% for Mr. Simpson, 150% for Dr. Dansey and 80% for Mr. Cline. No individual performance factor was determined for the CEO since his annual cash incentive award is based entirely on the corporate performance factor discussed above.
Based on the 2018 attained performance levels, the Compensation Committee determined that Dr. Siegall’s overall annual cash incentive award percentage was 130%, equaling a 2018 annual cash incentive award of $1,197,495, Mr. Simpson’s overall annual cash incentive award percentage was 130%, equaling a 2018 annual cash incentive award of $351,550, Dr. Dansey’s overall annual cash incentive award percentage was 138%, equaling a prorated 2018 annual cash incentive award of $276,455, Dr. Himes’ overall annual cash incentive award percentage was 134%, equaling a 2018 annual cash incentive award of $340,025, and Mr. Cline’s overall annual cash incentive award percentage was 110%, equaling a 2018 annual cash incentive award of $238,838.
2019 Executive Bonus Plan Design Changes
To reflect market practice among peer companies and further align pay with performance, in February 2019, our Compensation Committee amended the Executive Bonus Plan to: (i) increase the maximum Company and individual performance percentages from 150% to 200% in the event that the Company or the individual exceeds expected goals or performance for any Plan year and (ii) provide that if a participant’s individual performance percentage for any Plan year is less than 100%, then regardless of the actual Company performance percentage, in calculating such participant’s final bonus payout, the Company performance percentage will be capped at the participant’s individual performance percentage.  These changes are effective as of February 2019 and will apply to the determination of executive bonuses for 2019 which will be made in early 2020.

Long-Term Equity Awards
We offer long-term incentive compensation in the form of equity awards to our executive officers to align their incentives with stockholder value creation. Generally, a significant equity award is granted at the time an executive officer commences employment, with the grant date occurring on the fifteenth day of the month following the month he or she commences employment (or the first business day thereafter). Thereafter, equity awards may be granted at varying times and in varying amounts in the discretion of the Compensation Committee, but are generally granted once a year at the Compensation Committee’s regularly scheduled meeting held in August unless such executive officer is promoted, provided with a retention grant, recognized for outstanding performance or granted a performance-based incentive award. We do not have any program, plan or practice to time stock awards to our executive officers or other employees in coordination with the release of material, non-public information.
Since 2011 the Compensation Committee has delivered annual long-term awards in a combination of options and RSU awards, with options representing approximately 50% of the overall value of the equity awards granted and RSU awards comprising the other approximately 50%. Specifically, an equity grant value is determined for each executive officer role after the Compensation Committee reviews peer group data and the performance of the executive. This total value is then divided in half, and approximately 50% of the value is allocated to be granted in the form of options and approximately 50% of the value is allocated to be granted in the form of RSUs.  The number of shares underlying each option grant will be based on an approximation of 50% of grant date fair value, using the Black Scholes methodology for stock options. The number of shares underlying each RSU grant will be calculated by dividing 50% of the value by the average stock price over the 30 calendar days leading up to the date of grant. This 50/50 mix is based on the goal of attracting and retaining top performers and reflects a balanced approach that includes both options and RSUs. Stock options are granted because they deliver future value only if the value of our common stock increases above the exercise price and thereby provide incentives for our executive officers to increase the value of our common stock over the long term. The Compensation Committee grants RSU awards because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because, relative to options, RSUs are an effective retention tool even in a case in which our trading price is low as compared with option exercise prices. The Compensation Committee continues to believe that this mix is appropriate for our current stage of development and is effective in aligning the interests of our executives with those of our stockholders.
Generally, each RSU award granted prior to August 2018 cliff vests in full on the third-anniversary of the date of grant, subject to continued service. To better align with the practices of our peer group, each RSU award granted in or after August 2018 vests in four equal installments on the anniversary of the grant vesting commencement date. These vesting provisions are consistent with the intention that these awards serve as a long-term retention incentive.
2018 Long-Term Equity Awards
In line with our typical practice, the equity awards granted to our executive officers in 2018 included a 50/50 combination of stock options and RSU awards that may be settled for shares of our common stock.
In August 2018, the Compensation Committee considered and approved the grant of annual equity awards to our executive officers after reviewing a competitive market analysis prepared by Compensia and referencing the 50th percentile for each role, the recommendations of our CEO based on his evaluation of their individual performance (except with respect to the CEO's performance), the executive officer’s prior grant levels and the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of role and parity among executives in roles of a given level. In cases of outstanding performance, the Compensation Committee will approve annual equity awards targeting the 75th percentile. Based on Dr. Siegall's crucial leadership and outstanding performance, in 2018, the Compensation Committee approved an equity grant at approximately the 75th percentile to Dr. Siegall.
The table below shows the number of shares subject to the stock options and RSU awards granted to our named executive officers in the 2018 annual equity grant (other than pursuant to the special performance-based incentive awards described separately above and below), as well as the total grant date fair value of these awards on the applicable date of grant.

Named Executive Officer	Options to Purchase Shares of our Common Stock	RSU Awards for Shares of our Common Stock	Aggregate Grant Date Fair Value (1)
Dr. Siegall	227,984	95,981	$14,916,892
Mr. Simpson	49,205	20,715	$3,219,442
Dr. Dansey (2)	17,199	7,241	$1,131,657
Dr. Himes	42,644	17,953	$2,790,176
Mr. Cline	44,285	18,644	$2,897,553

_______________

(1)
The amounts in this column represent the aggregate full grant date fair value of stock options and RSUs granted in the 2018 annual grants in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts with respect to stock options, see Note 16 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Dr. Dansey's annual equity grant was prorated in light of his partial year of service with us as of the date of grant. The table above reflects only annual equity grants and does not include the performance-based RSU grant to Dr. Dansey or his new hire grants discussed below. A portion of Dr. Dansey's annual equity award was granted in September 2018 in order to fix a proration error with respect to his August 2018 annual equity award.

(2)
Dr. Dansey also received a new hire option grant for 50,000 shares and a new hire RSU award for 70,000 shares in connection with and as an inducement to his commencement of employment with us. Vesting of 50,000 shares underlying the new hire RSU grant will occur in full on the third anniversary of the grant date. Vesting of 20,000 shares underlying the new hire RSU grant will occur 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date.

The annual grant options to purchase shares of our common stock granted to our named executive officers in 2018 in the annual equity grant described above vest as to 25% of the shares subject to the option upon the first anniversary of the grant date and as to 1/36th of the remaining shares each month thereafter until such grant is fully vested on the fourth anniversary of the grant date. Such options are also subject to vesting acceleration as described under “—Post-Employment Compensation” below.
The exercise price of the options granted to our executive officers in 2018 equaled the fair market value of our common stock, the closing price of our common stock on the Nasdaq Global Select Market, on the date of grant.
RSU awards granted to our named executive officers in 2018 (other than Dr. Dansey’s new hire RSU award and the awards granted under the Tucatinib LTIP, as described below) vest 25% per year over a four year period, subject to vesting acceleration as described under “—Post-Employment Compensation” below.
Performance-Based Incentive Awards
From time to time we grant long-term cash or equity incentive opportunities intended to drive attainment of key performance goals over a multi-year period.

Tucatinib LTIP
On October 24, 2018, the Compensation Committee approved the Tucatinib LTIP for the purpose of incentivizing the Company’s employees to potentially achieve the FDA approval of tucatinib.
Under the Tucatinib LTIP, our executive officers are eligible to receive grants of RSU awards relating to our common stock, which consist of a “First Tranche” and a “Second Tranche” as set forth in the Tucatinib LTIP, each of which is granted as a separate RSU award on the applicable date of grant. Any RSU awards provided under the Tucatinib LTIP are granted under, and subject to the terms of, our Amended and Restated 2007 Equity Incentive Plan, or our 2007 Equity Plan, and our standard forms of Stock Unit Grant Notice and Stock Unit Agreement for United States employees and non-United States employees.
The target number of stock units in the First Tranche granted on November 1, 2018 equaled 50% of the target award value applicable to each executive officer divided by the average closing price of our common stock for the 30 calendar day period ending on October 31, 2018. The First Tranche will only vest upon certification by the Compensation Committee of the first approval by the FDA for the commercial sale and marketing of tucatinib in the United States by us or any of our partners for any indication, based on the clinical trial data from the pivotal HER2CLIMB trial (such achievement, the Tucatinib Milestone, and the date on which the Compensation Committee certifies achievement, the Certification Date), provided that the executive officer is still employed by us as of the date of vesting. If the First Tranche vests due to achievement of the Tucatinib Milestone, the number of shares that vest will be determined by multiplying the target number of RSUs subject to each RSU award by the applicable earn out percentage. An earn out percentage, on a sliding scale from 0% to 144%, will be determined based on the date of achievement of the Tucatinib Milestone and the breadth of the indication or indications, as the case may be, for which tucatinib is approved by the FDA for commercial sale and marketing in the United States on the date that the Tucatinib Milestone occurs.
The Second Tranche will be granted upon certification by the Compensation Committee of achievement of the Tucatinib Milestone provided that the executive officer is still employed by us as of the date of grant. The number of RSUs granted, if any, with respect to the Second Tranche will be equal to 50% of the target award value applicable to each executive officer multiplied by the applicable earn out percentage determined by the Compensation Committee on the Certification Date, with the product of these numbers then divided by the average closing sales price of our common stock for the 30 calendar day period ending on the calendar day prior to the date of grant of the Second Tranche. If the Second Tranche is granted due to achievement of the Tucatinib Milestone, it will vest on the second anniversary of the Certification Date, provided that the executive officer’s continuous service with us has not terminated prior to the vesting date.
The vesting of each outstanding RSU is subject to partial or full acceleration in the event of a termination of service (without cause or due to constructive termination) immediately prior to, or within twelve months after, a change of control of Seattle Genetics, or in the event an acquirer in a change of control of Seattle Genetics fails to assume the stock unit awards.
If the Tucatinib Milestone is not achieved by a specified date, then the First Tranche will not vest, the Second Tranche will not be granted and the Tucatinib LTIP will automatically terminate. In addition, in the event that we cease to have rights to tucatinib, the Tucatinib LTIP shall automatically terminate.
The target values for these Tucatinib LTIP awards approximate full year bonus target applicable for each individual executive’s grade level. The Compensation Committee selected this approach to setting target value because the Compensation Committee previously used the same approach with respect to long-term incentive plans it previously approved in 2010 and 2016, and continues to see this approach as an effective means to reach its incentive and retention goals for this plan.
The target award values for our named executive officers under the Tucatinib LTIP are as follows:

Named Executive Officer	Target Award Value
Dr. Siegall	$920,000
Mr. Simpson	$280,000
Dr. Dansey	$280,000
Dr. Himes	$280,000
Mr. Cline (1)	$200,000
 _________________

(1)
Mr. Cline is not eligible to earn any awards under the Tucatinib LTIP because his last day of employment was March 21, 2019 and no performance milestones under the Tucatinib LTIP had been achieved as of that date.

Dr. Dansey Performance RSU and EV/TV LTIP Participation
In August 2018, the Compensation Committee also approved a performance-based RSU grant to Dr. Dansey with a target and maximum number of shares equal to 17,263 and a grant date fair value of $1,337,019. The RSU will vest in tranches contingent on FDA approval of EV, FDA approval of tucatinib and FDA approval of TV, subject to Dr. Dansey’s continued employment on the vesting date. The performance-based RSU was granted to Dr. Dansey in order to enhance retention and further incentivize his efforts in support of key late stage drug development programs. The vesting of Dr. Dansey’s performance-based RSU award is subject to partial acceleration in the event an acquirer in a change of control of the Company fails to assume the RSU award or Dr. Dansey is terminated in certain circumstances following a change in control.
In addition, upon his hiring, Dr. Dansey became eligible to participate in the Long-Term Incentive Plan for EV and TV, or the EV/TV LTIP, which the Compensation Committee adopted in 2017. Dr. Dansey will be eligible to receive a potential cash award and potential RSUs upon the achievement of applicable milestones.
The Compensation Committee approved the EV/TV LTIP in 2017 for the purpose of incentivizing the Company’s employees to potentially achieve regulatory approvals of (i) enfortumab vedotin, a product candidate currently being co-developed by the Company and Astellas under the Company’s collaboration and license agreement with Astellas (the “EV Collaboration Agreement”), and (ii) tisotumab vedotin, a product candidate currently being co-developed by the Company and Genmab under the Company’s collaboration and license agreement with Genmab (the “TV Collaboration Agreement”).
The Compensation Committee designed the EV/TV LTIP to include an award that is 50% cash and 50% RSUs based on the long term nature of the goal and the additional retentive value that can be provided by RSU awards.
A portion of each cash award will become payable, and a portion of each RSU award will be granted, only upon certification by the Compensation Committee that the FDA has approved enfortumab vedotin (such approval, the “EV Approval Milestone”), and the remaining portion of each cash award will become payable, and the remaining portion of each RSU award will be granted, only upon certification by the Compensation Committee that the FDA has approved tisotumab vedotin (such achievement, the “TV Approval Milestone” and together with the EV Approval Milestone, the “Milestones”), provided in each case that Dr. Dansey is still actively employed by the Company. The Compensation Committee selected these milestones because of their importance to our long-term business strategy and have the potential, if achieved, to drive increases in stockholder value. Any RSU awards granted to Dr. Dansey due to achievement of a Milestone will vest on the second anniversary of the occurrence of such Milestone, provided that Dr. Dansey’s continuous service with the Company or any of its subsidiaries has not terminated prior to the vesting date. The vesting of any granted RSU awards is subject to full acceleration in the event of a termination of Dr. Dansey’s service (without cause or due to constructive termination) immediately prior to, or within twelve months after, a change of control of the Company, or in the event an acquirer in a change of control of the Company fails to assume the RSU awards. If a Milestone is not achieved by a specified date, then no cash or RSU awards will be paid or granted with respect to such Milestone. In addition, in the event that the Company exercises its right to terminate its co-funding obligations with respect to enfortumab vedotin under the EV Collaboration Agreement (an “EV Opt-Out”) prior to the achievement of the EV Approval Milestone, or with respect to tisotumab vedotin under the TV Collaboration Agreement (a “TV Opt-Out”) prior to the achievement of the TV Approval Milestone, then no cash or RSU awards will be paid or granted with respect to such Milestone. If both an EV Opt-Out and a TV Opt-Out occur, then the EV/TV LTIP will automatically terminate on the later to occur of the date of the EV Opt-Out and the date of the TV Opt-Out. Likewise, the EV/TV LTIP will automatically terminate if neither Milestone is achieved by a specified date. Any RSU awards provided to Dr. Dansey pursuant to the EV/TV LTIP will be granted under, and subject to the terms of, the 2007 Equity Plan.
The target cash award value for Dr. Dansey was $94,000 and the target RSU award value (expressed in dollars) for Dr. Dansey was $94,000 and such target values were determined based on the target value approved by the Committee for C-level officers under the EV/TV LTIP (which was prorated to reflect the extent of Dr. Dansey's service during the total performance period under the EV/TV LTIP). The Compensation Committee selected this approach to setting Dr. Dansey’s target values because we previously set the target award values for our other executives based on their 2017 bonus targets when the EV/TV LTIP was adopted. Actual cash and RSU award values, on a sliding scale from 0% to 120% of the target award value, are calculated based on the dates of achievement of each Milestone.
The amount of cash paid, if any, with respect to the EV Approval Milestone for Dr. Dansey will be equal to 50% of the target cash award value, multiplied by a specified percentage with respect to such Milestone, multiplied by the applicable earn out percentage from the sliding scale. The amount of cash paid, if any, with respect to the TV Approval Milestone will be equal to 50% of Dr. Dansey’s target cash award value, multiplied by a specified percentage with respect to such Milestone, multiplied by the applicable earn out percentage from the sliding scale. The number of restricted stock units granted, if any, with respect to the EV Approval Milestone to Dr. Dansey will be equal to 50% of Dr. Dansey’s target RSU award value, multiplied by a specified percentage with respect to such Milestone, multiplied by the applicable earn out percentage from the sliding scale, with the product of these numbers then divided by the closing price of the Company’s common stock on the date of grant. The number of restricted stock units granted, if any, with respect to the TV Approval Milestone to Dr. Dansey will be equal to 50% of Dr. Dansey’s target RSU award value, multiplied by a specified percentage with respect to such Milestone, multiplied by the applicable earn out percentage from the sliding scale, with the product of these numbers then divided by the closing price of the Company’s common stock on the date of grant. The specified percentages with respect to the Milestones together equal 100%.
ECHELON-1 LTIP Earned Awards
In May 2016, the Compensation Committee approved the ECHELON-1 LTIP, a performance-based long-term incentive plan to incentivize our executive officers and other employees to achieve FDA regulatory approval of a label expansion of ADCETRIS based on the phase 3 ECHELON-1 trial. Under the ECHELON-1 LTIP, each participant was eligible to receive a cash award and an option to purchase shares of our common stock. We received FDA approval of the ADCETRIS label expansion in March 2018. As a result, the Compensation Committee approved the following cash awards under the ECHELON-1 LTIP to our named executive officers, which were paid in March 2018, and the following stock options previously granted in 2016 will be eligible to vest in four equal annual installments on the first four anniversaries of the date of the FDA approval:

Named Executive Officer	Earned Cash Award	Options for Shares of our Common Stock
Dr. Siegall	$212,500	37,280
Mr. Simpson	60,000	10,526
Dr. Dansey(1)	—	—
Dr. Himes	47,500	8,333
Mr. Cline	47,500	8,333
_______________
(1) Dr. Dansey did not receive any award under the ECHELON-1 LTIP because he commenced employment with us in May 2018.
Discretionary and Other Bonus Awards.
Discretionary bonuses may be awarded for special recognition of achievement or for an anniversary with Seattle Genetics. Historically, the Compensation Committee has also approved sign-on bonuses for new executives as an inducement to joining Seattle Genetics and to compensate the executive for forgone compensation with a previous employer. In 2018, Dr.

Dansey was paid a $300,000 sign-on bonus in connection with the commencement of his employment with us. The Compensation Committee viewed this sign on bonus as appropriate as part of a package to recruit Dr. Dansey in light of the importance of Dr. Dansey's skill and experience to our late stage drug development efforts. In addition, Dr. Siegall was paid a twenty year employee anniversary bonus of $2,000 and Mr. Simpson received a $13,300 CEO award, which included a $3,300 gross up for taxes, that the Compensation Committee and Dr. Siegall awarded as part of the Company’s CEO award program to recognize Mr. Simpson's outstanding performance in connection with our acquisition of Cascadian and follow-on equity financing in the first quarter of 2018.
Health and Welfare Benefits
All of our named executive officers are eligible to receive our standard employee benefits, such as our 401(k) plan, medical, dental, vision coverage, short-term disability, long-term disability, group life insurance, cafeteria plan, and the ESPP, in each case on the same basis as our other employees, including the matching contributions provided under our Section 401(k) plan. For 2018, we made a matching contribution equal to 75% of each employee’s salary deferral contribution up to 6% of the employee’s compensation, subject to the applicable statutory limit. For 2019, the match has changed to 100% of each employee's deferral up to 5% of eligible compensation. The matched contribution is not subject to a vesting period.
Other Benefits
We provide Dr. Dansey with reimbursement of the cost of his commuting expenses incurred in connection with his travel from his California residence to our headquarters in Bothell, Washington, including airfare and the cost of a corporate apartment. The Compensation Committee approved this benefit to Dr. Dansey in order to induce his commencement of employment with us in light of the importance of his skills and experience in late stage drug development to our efforts to become a multi-product oncology company.
Post-Employment Compensation
We provide severance benefit protection to our named executive officers through our individual employment agreements with each such individual. The Compensation Committee reviewed the employment agreements against our updated peer group in August 2018, and approved the following revisions to the severance benefit terms of the employment agreements to more closely conform our severance benefit practices to those of our peer group. These revised employment agreement terms became effective in October 2018.
The following changes were made to Dr. Siegall’s employment agreement:

•
In the event that his employment is constructively terminated or terminated by us without cause and not in connection with a change of control, he will be entitled to receive cash severance in the form of his monthly base salary for 18 months instead of 12 months as was provided under his prior agreement, the COBRA premium benefit period was also increased to 18 months, and he will receive a new additional payment equal to his annual target bonus multiplied by one and one-half.

•
If such termination occurs immediately prior to or within 12 months after a change of control, Dr. Siegall will be entitled to receive an additional payment equal to his annual target bonus multiplied by two plus an amount equal to a pro-rated portion of his annual target bonus based on the percentage of time during the applicable year he was employed by us (and his prior 24 month base salary cash severance and COBRA premium benefit period remains unchanged). We also replaced the single-trigger change of control equity vesting acceleration provision in Dr. Siegall’s previous agreement with a double-trigger providing for vesting acceleration of all of Dr. Siegall’s outstanding and unvested equity awards if his employment is constructively terminated or terminated by us without cause immediately prior to or within 12 months after a change of control.

The following changes were made to each of Mr. Simpson, Dr. Dansey, Dr. Himes and Mr. Cline’s employment agreements:

•
In the event that the applicable executive officer’s employment is constructively terminated or terminated by us without cause and such termination is not immediately prior to or within 12 months after a change of control, the executive officer will be entitled to receive an additional severance payment equal to his or her annual target bonus (the 12 months’ base salary cash severance, COBRA premium and equity vesting benefit in the employment agreements that we previously entered into with these executive officers was not unchanged).

•
In the event that the applicable executive officer’s employment is constructively terminated or terminated by us without cause immediately prior to or within 12 months after a change of control, then such executive officer will be entitled to receive payment of COBRA health insurance premiums and cash severance in an amount equal to his or her monthly base salary for a period of 18 months (instead of 12 months as provided under the prior agreements), plus an additional amount equal to his or her annual target bonus multiplied by one and one-half. The double-trigger change of control vesting acceleration provisions in the employment agreements that we had previously entered into with these executive officers remain unchanged.
The Compensation Committee believes these severance payments and benefits are important from a retention perspective to provide some level of protection to our executive officers from having their employment terminated without cause or constructively terminated prior to or after a change in control of the Company, or from experiencing a life-changing disability, and that the amounts are reasonable when compared with similar arrangements adopted by other biotechnology companies. In addition, the Compensation Committee believes that these severance payments and benefits align our executive officer and stockholder interests by enabling them to consider corporate objectives and possible transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether such objectives or transactions may jeopardize their own employment.
With these arrangements, the Compensation Committee sought uniformity of terms among our executive officers based on their positions at the Company. In addition, the Compensation Committee believes that the payment-triggering event outside of the death or disability context, namely, being terminated without cause or constructively terminated, and then only when there is no misconduct by the executive officer, is a fair hurdle for the corresponding compensation.
More information regarding these arrangements is provided under the heading “—Potential Payments Upon Termination or Change-in-Control—Employment Agreements.”
Tax and Accounting Considerations
Deduction Limitation
Under Section 162(m) of the Internal Revenue Code, or Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.
Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.
As a result, compensation paid to any of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and qualify for the performance-based compensation exception under Section 162(m). Although the Compensation Committee will continue to monitor the applicability of Section 162(m) to the Company’s ongoing compensation arrangements, the Compensation Committee also intends to continue to provide compensation for the Company’s named executive officers in a manner consistent with the best interests of the Company and its stockholders (which may include providing for compensation that is non-deductible due to the deduction limit under Section 162(m)).
Accounting Considerations
We follow Financial Accounting Standards Board ASC Topic 718 for our stock-based compensation awards. In accordance with ASC Topic 718, stock-based compensation cost is measured at the grant date, or with respect to performance-based awards, the service inception date, based on the estimated fair value of the awards using a variety of assumptions. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards. We expect to record this expense on an ongoing basis over the requisite employee service period. For performance-based stock options, we expect to record compensation expense over the estimated service period once the achievement of the performance-based milestone is considered probable. At each reporting date, we assess whether achievement of a milestone is considered probable, and if so, record compensation expense based on the portion of the service period elapsed to date with respect to that milestone, with a cumulative catch-up, net of estimated forfeitures. We will recognize remaining compensation expense with respect to a milestone, if any, over the remaining estimated service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.
Stock Ownership Guidelines
On the recommendation of the Nominating and Corporate Governance Committee, our Board has adopted the following stock ownership guidelines for our named executive officers:

Role	Stock Ownership Guidelines
CEO	5x base salary
Executive Officers	1.5x base salary

Our executives are required to be in compliance with the stock ownership requirement by December 31st of the fifth year following the year during which such individual becomes subject to these ownership guidelines. As of December 31, 2018, our CEO was in compliance with this stock ownership requirement. With the exception of Dr. Dansey, our currently serving executive officers first became subject to these guidelines during 2017, and will be required to be in compliance by December 31, 2022. Dr. Dansey first became subject to these guidelines on the date he commenced employment with us, and will be required to be in compliance with the guidelines by December 31, 2023.
Prohibitions on Hedging and Pledging
Pursuant to our insider trading policy, we prohibit our executive officers and the members of our Board of Directors from engaging in short-term speculative transactions and further prohibit them from hedging or pledging our securities as collateral.
Compensation Recovery Policy
Currently, we do not have a policy to recover incentive compensation paid to our executive officers in the event of a financial restatement. We will comply with the requirements of the Dodd-Frank Act and will adopt a compensation recovery policy in accordance with such requirements once the SEC adopts final regulations on the subject.
As a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.
Compensation and Risk
We believe that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage our employees to assume excessive risks.
The Compensation Committee periodically reviews the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking. The Compensation Committee most recently conducted this review in March 2019 and concluded that it does not. Among the factors that the Compensation Committee considered were:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•	goals are appropriately set to provide meaningful target levels that enhance stockholder value but that are quantifiable using objective criteria and include multiple performance measures; and

•	short-term incentive awards are capped by the Compensation Committee.
COMPENSATION COMMITTEE REPORT (1)
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Submitted by the members of the Compensation Committee:
Felix Baker, Ph.D. (chair)
John Orwin
Daniel Welch
_______________________

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, other than in Seattle Genetics’ Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2018, the Compensation Committee consisted of Felix Baker (chair), John Orwin and Daniel Welch, none of whom is a current or former officer or employee of Seattle Genetics. Please refer to the section of this proxy statement entitled “Certain Relationships and Related Party Transactions” for information concerning certain transactions involving entities affiliated with Dr. Baker.
During 2018, no member of the Compensation Committee or executive officer of Seattle Genetics has or had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE
The following table sets forth all of the compensation awarded to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2) (3)		Option Awards (2) (4)	Non-Equity Incentive Plan Compensation (5)		All Other Compensation (6)	Total
Clay B. Siegall, Ph.D.	2018	$918,554	$2,000	$8,217,394	(7)	$7,539,792	$1,409,995	(9)	$19,302	$18,107,037
President and CEO	2017	$887,146	$—	$3,561,064		$3,217,921	$934,500		$15,713	$8,616,344
	2016	$852,354	$—	$3,686,600		$4,015,160	$985,000		$20,283	$9,559,397

Todd E. Simpson	2018	$519,458	$13,300	$1,847,912	(7)	$1,627,287	$411,550	(10)	$12,855	$4,432,362
Chief Financial Officer	2017	$492,208	$—	$1,191,510		$1,101,374	$264,076		$12,630	$3,061,798
	2016	$475,371	$—	$935,400		$1,026,148	$269,500		$12,405	$2,718,824

Roger D. Dansey, M.D.	2018	$399,479	$300,000	$6,804,499	(7)(8)	$1,970,275	$276,455		$176,312	$9,927,020
Chief Medical Officer

Vaughn B. Himes, Ph.D.	2018	$505,075	$—	$1,635,625	(7)	$1,410,308	$387,525	(11)	$12,855	$3,951,388
Chief Technical Officer	2017	$476,867	$—	$1,052,400		$957,716	$260,728		$12,630	$2,760,341
	2016	$441,138	$—	$1,292,780		$939,330	$246,900		$12,405	$2,932,553

Darren Cline	2018	$480,150	$—	$1,615,653	(7)	$1,464,575	$286,338	(12)	$18,500	$3,865,216
Former Executive Vice President, Commercial	2017	$453,108	$—	$888,290		$814,060	$222,834		$16,709	$2,395,001
	2016	$436,667	$200,000	$1,088,180		$893,161	$221,700		$20,211	$2,859,919
________________

(1)
For 2018, the amounts in this column consist of bonus for the Dr. Siegall’s twenty year anniversary with Seattle Genetics, a discretionary bonus for special recognition of achievement for Mr. Simpson and a sign-on bonus for Dr. Dansey which was awarded as an inducement to joining Seattle Genetics.

(2)
The amounts in the “Stock Awards” and “Option Awards” columns do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the aggregate fair value of awards computed in accordance with FASB ASC Topic 718, as required to be disclosed under SEC rules. The reported amounts for 2018 do not reflect the risks that potential RSUs to be granted under the Tucatinib LTIP or the EV/TV LTIP, with respect to Dr. Dansey, upon the satisfaction of performance conditions may not be granted because the applicable performance conditions are not met. See footnotes (7) and (8) below.

(3)
The amounts in this column include the aggregate grant date fair value of non-performance based RSUs granted during the relevant year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures, which value, for non-performance based RSUs, is based on the closing price of our common stock on the date of grant. Please see “Compensation Discussion and Analysis” above and “Grants of Plan-Based Awards” below for more information regarding the RSUs we granted to the named executive officers in 2018. For 2018, the amounts in this column also include the fair value of potential RSUs to be granted under the Tucatinib LTIP or the EV/TV LTIP, with respect to Dr. Dansey. See footnotes (7) and (8) below.

(4)
The amounts in this column represent the aggregate grant date fair value of stock options granted during the relevant year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 16 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(5)
The amounts in this column reflect the cash bonus awards to the named executive officers under our Executive Bonus Plans, as well as cash payments earned under the ECHELON-1 LTIP. See “Compensation Discussion and Analysis” above and footnotes (9) through (12) below for more information on these cash payments.

(6)
The amounts in this column consist of life insurance premiums and company matching contributions to our 401(k) plan for all named executive officers and, with respect to Dr. Siegall and Mr. Cline, the full cost of companion travel for a sales-award trip with the top ADCETRIS sales performers, grossed up for related payroll taxes. In addition, the amounts in this column with respect to Dr. Dansey include relocation costs, travel to and from his residence in California and corporate housing in Washington of $163,657, grossed up for related payroll taxes.

(7)
For 2018, the reported amount includes the fair value of First Tranche RSUs granted in 2018 and the fair value of the potential Second Tranche RSUs to be granted under the Tucatinib LTIP, each as computed in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. Under FASB ASC Topic 718, the grant date for the Second Tranche RSUs will not be determined until the settlement date for the awards after performance has been completed.

As a result, the amounts reported for 2018 for these Second Tranche RSU awards, which have not yet been granted, represent the fair value on the service inception date (i.e., the date the Compensation Committee approved the Tucatinib LTIP), based upon the then-probable outcome of the performance conditions. For these purposes, the fair value of these potential Second Tranche RSUs was computed based on the target award value for these awards, which was $460,000 for Dr. Siegall, $140,000 for each of Mr. Simpson, Dr. Dansey and Dr. Himes, and $100,000 for Mr. Cline. The fair value at the service inception date for these awards, assuming the maximum level of performance, would be $662,400 for Dr. Siegall, $201,600 for each of Mr. Simpson, Dr. Dansey and Dr. Himes, and $144,000 for Mr. Cline. The reported amounts do not reflect the risks that the RSUs granted under the Tucatinib LTIP First Tranche may not vest, or that potential RSUs to be granted under the Tucatinib LTIP Second Tranche may not be granted, because the applicable performance conditions are not met. Please see “Compensation Discussion and Analysis—2018 Compensation Decisions for named executive officers—Performance-Based Incentive Awards above and “Grants of Plan-Based Awards” below for more information about the Tucatinib LTIP.

(8)
For 2018, the reported amount includes the fair value of a potential RSU award to be granted under the EV/TV LTIP as computed in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. Under FASB ASC Topic 718, the grant date will not be determined for this potential RSU award until the settlement date for the award after performance has been completed. As a result, the amount reported for 2018 for this award, which has not yet been granted, represents the fair value on the service inception date, based upon the then-probable outcome of the performance conditions and prorated based on Dr. Dansey’s hire date. For these purposes, the fair value of this potential RSU award was computed based on the target award value of $94,000. The fair value at the service inception date for this award, assuming the maximum level of performance, would be $104,000.

(9)	Amount includes Dr. Siegall’s 2018 annual bonus of $1,197,495 pursuant to the Executive Bonus Plan and a cash payment earned under the ECHELON-1 LTIP in the amount of $212,500.

(10)	Amount includes Mr. Simpson’s 2018 annual bonus of $351,550 pursuant to the Executive Bonus Plan and a cash payment earned under the ECHELON-1 LTIP in the amount of $60,000.

(11)	Amount includes Dr. Himes 2018 annual bonus of $340,025 pursuant to the Executive Bonus Plan and a cash payment earned under the ECHELON-1 LTIP in the amount of $47,500.

(12)	Amount includes Mr. Cline’s 2018 annual bonus of $238,838 pursuant to the Executive Bonus Plan and a cash payment earned under the ECHELON-1 LTIP in the amount of $47,500.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth each equity and non-equity award granted to our named executive officers during 2018.

	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (per share)	Grant Date Fair Value of Stock Options and Awards (2)
Name		Target	Maximum	Target	Maximum
Clay B. Siegall, Ph.D.
Executive Bonus Plan (3)	N/A	$921,150	$1,381,725	—	—	—	—	—	—
Discretionary Stock Option Award (4)	8/30/2018	—	—	—	—	—	227,984	$76.86	$7,539,792
Discretionary RSU Award (5)	8/30/2018	—	—	—	—	95,981	—	—	$7,377,100
Tucatinib LTIP First Tranche RSU Award (6)	11/1/2018	—	—	6,541	9,419	—	—	—	$380,294
Tucatinib LTIP Second Tranche RSU Target (7)	11/1/2018	—	—	$460,000	$662,400	—	—	—	$460,000
Todd E. Simpson
Executive Bonus Plan (3)	N/A	$270,450	$405,675	—	—	—	—	—	—
Discretionary Stock Option Award (4)	8/30/2018	—	—	—	—	—	49,205	$76.86	$1,627,287
Discretionary RSU Award (5)	8/30/2018	—	—	—	—	20,715	—	—	$1,592,155
Tucatinib LTIP First Tranche RSU Award (6)	11/1/2018	—	—	1,991	2,867	—	—	—	$115,757
Tucatinib LTIP Second Tranche RSU Target (7)	11/1/2018	—	—	$140,000	$201,600	—	—	—	$140,000
Roger D. Dansey, M.D.
Executive Bonus Plan (3)	N/A	$325,000	$487,500	—	—	—	—	—	—
New Hire Stock Option Award (8)	6/15/2018	—	—	—	—	—	50,000	$65.11	$1,398,640
New Hire RSU Award (9)	6/15/2018	—	—	—	—	70,000	—	—	$4,557,700
Discretionary Stock Option Award (4)	8/30/2018	—	—	—	—	—	17,199	$76.86	$571,635
Discretionary RSU Award (5)	8/30/2018	—	—	—	—	7,241	—	—	$560,023
Performance-Based RSU Award (10)	9/7/2018	—	—	—	—	17,263	—	—	$1,337,019
EV/TV LTIP - Cash Award (11)	N/A	$94,000	$104,000	—	—	—	—	—	—
EV/TV LTIP - RSU Award (12)	5/21/2018	—	—	$94,000	$104,000	—	—	—	$94,000
Tucatinib LTIP First Tranche RSU Award (6)	11/1/2018	—	—	1,991	2,867	—	—	—	$115,757
Tucatinib LTIP Second Tranche RSU Target (7)	11/1/2018	—	—	$140,000	$201,600	—	—	—	$140,000
Vaughn B. Himes, Ph.D.
Executive Bonus Plan (3)	N/A	$253,750	$380,625	—	—	—	—	—	—
Discretionary Stock Option Award (4)	8/30/2018	—	—	—	—	—	42,644	$76.86	$1,410,308
Discretionary RSU Award (5)	8/30/2018	—	—	—	—	17,953	—	—	$1,379,868
Tucatinib LTIP First Tranche RSU Award (6)	11/1/2018	—	—	1,991	2,867	—	—	—	$115,757
Tucatinib LTIP Second Tranche RSU Target (7)	11/1/2018	—	—	$140,000	$201,600	—	—	—	$140,000
Darren Cline
Executive Bonus Plan (3)	N/A	$217,125	$325,688	—	—	—	—	—	—
Discretionary Stock Option Award (4)	8/30/2018	—	—	—	—	—	44,285	$76.86	$1,464,575
Discretionary RSU Award (5)	8/30/2018	—	—	—	—	18,644	—	—	$1,432,978
Tucatinib LTIP First Tranche RSU Award (6)	11/1/2018	—	—	1,422	2,047	—	—	—	$82,675
Tucatinib LTIP Second Tranche RSU Target (7)	11/1/2018	—	—	$100,000	$144,000	—	—	—	$100,000
_____________________

(1)
For purposes of this column, “grant date,” with respect to the potential Second Tranche RSUs to be granted under the Tucatinib LTIP, is the service inception date as determined under FASB ASC Topic 718.

(2)
The amounts in this column do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the fair value of each award as computed in accordance with FASB ASC Topic

718 on the applicable grant date or, if earlier, the service inception date, as required to be disclosed under SEC rules. The reported amounts do not reflect the risks that the RSUs granted under the Tucatinib LTIP First Tranche may not vest, or that potential RSUs to be granted under the Tucatinib LTIP Second Tranche or the EV/TV LTIP, with respect to Dr. Dansey, may not be granted because the applicable performance conditions are not met. See also “Summary Compensation Table” – footnotes (7) and (8) for more information regarding the service inception date fair value for the potential RSUs to be granted under the Tucatinib LTIP and the EV/TV LTIP, with respect to Dr. Dansey.

(3)
The dollar amounts represent the target and maximum amounts of each named executive officer’s potential annual cash bonus award for the year ended December 31, 2018, pursuant to our Executive Bonus Plan. The amount shown as target reflects the target payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 100% of the specific performance objectives and goals previously approved by the Compensation Committee in 2018. An individual must have attained an individual performance percentage of 50% or more to receive any compensation under the Executive Bonus Plan. The amount shown as maximum reflects the payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 150% performance percentages based on the corporate goals approved by the Compensation Committee in 2018. A percentage of 150% is the maximum percentage allowed for both Seattle Genetics and individual performance percentages. Actual payouts made under the Executive Bonus Plan differed based on the actual performance objectives and goals achieved. The actual cash bonus award earned for the year ended December 31, 2018 under our Executive Bonus Plan for each named executive officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent additional compensation earned by the named executive officers for the year ended December 31, 2018. The Executive Bonus Plan is discussed in greater detail under the heading “Compensation Discussion and Analysis” above.

(4)
Discretionary stock options were granted under our 2007 Equity Plan. Vesting of all of these discretionary options occurs 1/4th on the one year anniversary of the grant date and 1/36th of the remaining shares thereafter on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date.

(5)	Discretionary RSUs were granted under our 2007 Equity Plan. Vesting of all of these discretionary RSUs vests 25% per year over a four year period.

(6)
The First Tranche of the RSUs under the Tucatinib LTIP were granted on November 1, 2018 and will vest upon certification by the Compensation Committee of certain milestones, as further described under the heading “-Compensation Discussion and Analysis—2018 Compensation Decisions for the Named Executive Officers—Performance-Based Incentive Awards.”

(7)
The Second Tranche of RSUs under the Tucatinib LTIP will be granted upon certification by the Compensation Committee of achievement of certain milestones and will vest on the second anniversary of such certification date, as further described under the heading “—Compensation Discussion and Analysis—2018 Compensation Decisions for the named executive officers—Performance-Based Incentive Awards.”

(8)
The new hire stock option grant was granted under our 2007 Equity Plan. Vesting of this stock option occurs 1/4th on the one year anniversary of the grant date and 1/36th of the remaining shares thereafter on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date.

(9)
The new hire RSU award was granted under our 2007 Equity Plan. Vesting of 50,000 of the RSUs occurs in full on the third anniversary of the grant date. Vesting of 20,000 of the RSUs occurs 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date.

(10)
A performance-based RSU was approved by the Compensation Committee in August 2018 and granted to Dr. Dansey on September 7, 2018, the vesting of which described under the heading “—Compensation Discussion and Analysis— 2018 Compensation Decisions for the Named Executive Officers—Performance-Based Incentive Awards.”

(11)
The dollar amounts represent the target and maximum amounts potential cash award under the EV/TV LTIP as of the plan’s inception date. The amounts shown as target are based on the target award value established for Dr. Dansey under the EV/TV LTIP, and actual payment amounts will be based on a sliding scale from 0% to 120% of the amount shown as target, as calculated based on the dates of achievement of the applicable milestone. Accordingly, the amount shown as maximum reflects potential payment at the 120% level. The target and maximum amounts are prorated based on Dr. Dansey's hire date.

(12)
The amounts reported represent the dollar values of the target and maximum amounts of the potential RSUs to be granted under the EV/TV LTIP as of the service inception date, and do not represent the actual number of shares that will be subject to these awards when granted. The grant of a portion of these RSU awards is contingent upon FDA approval of each of EV and TV. The amounts shown as target are based on the target award value established under the EV/TV LTIP, and actual payouts will be based on a sliding scale from 0% to 120% of the amount shown as target, as calculated based on the dates of achievement of the applicable milestone. Accordingly, the amount shown as maximum reflects potential payout at the 120% level. The actual number of shares subject to the RSUs, if granted, will be based on the resulting dollar value divided by the closing market price of our common stock on the date of grant. The target and maximum amounts are prorated based on Dr. Dansey's hire date.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS
Employment Agreements. Each of our named executive officers has entered into a written employment agreement with Seattle Genetics. For a description of these employment agreements, please see the section of this proxy statement under the heading “Potential Payments Upon Termination or Change-In-Control—Employment Agreements” below.
Annual Cash Bonus Awards. We have adopted our Executive Bonus Plan that provides for annual bonus awards to reward executive officers based on our achievement of specific corporate goals and their achievement of individual performance goals. For more information regarding our Executive Bonus Plan, please see the section of this proxy statement under the heading “—Compensation Discussion and Analysis—Principal Elements of Compensation—Annual Cash Incentive Awards” and footnote (3) to the Grants of Plan-Based Awards table above.
Stock Awards. Discretionary options that we granted in 2018 under the 2007 Equity Plan have a ten year term and vest as to 1/4th of the shares subject to the options on the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such option is fully vested on the four year anniversary of the grant date, subject to the accelerated vesting of such options under the terms of each executive’s employment agreement with us and pursuant to the 2007 Equity Plan. Performance-based stock options that we granted in 2016 vest in accordance with the terms set forth in the ECHELON-1 LTIP (as defined below) and were also granted under the 2007 Equity Plan. Options granted under the 2007 Equity Plan carry an exercise price equal to the fair market value on the date of grant (the closing price of our common stock on the grant date on the Nasdaq Global Select Market), and the 2007 Equity Plan permits the exercise price of stock options to be paid by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, cancellation of debt, cashless “net exercise” arrangements, and any other form of consideration permitted by applicable law. If an executive’s service with us terminates for any reason other than cause, death, disability or, with respect to options granted on or after August 30, 2018, retirement, then options held by the executive under the 2007 Equity Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months after the termination (if an executive’s service with us terminates for cause, then the Board or the Compensation Committee has the authority to terminate all options held by the executive under the 2007 Equity Plan immediately), however, an executive terminated under the involuntary termination provision of the employment agreements will be eligible for one year of acceleration of such executive's equity awards as further described in the section below. Generally, if an executive’s service with us terminates as a result of the executive’s death or in the event of the executive’s death within 30 days following the executive’s termination of service, all outstanding options that were vested and exercisable as of the date of the executive’s death or termination of service, if earlier, may be exercised for six months following the executive's death for options granted on or prior to May 18, 2018 and may be exercised for twelve months following the executive's death for options granted after May 18, 2018, but in no event after the expiration date of such option. Generally, if an executive's service with us terminates as a result of the executive’s disability or, with respect to options granted on or after August 30, 2018, retirement, then all options to the extent they are vested and exercisable on the termination date may be exercised for one year following the termination date but in no event after the expiration date of such option. Each RSU represents a right to receive one share of our common stock (subject to adjustment for certain specified changes in our capital structure). In the event that RSUs vest, we will deliver one share of our common stock for each RSU that has vested. Discretionary RSUs that we granted in or after August 2018 generally vest in four equal tranches on the anniversary of the vesting commencement date until vested in full, provided that vesting will cease if an executive’s service with us terminates for any reason.
Under the 2007 Equity Plan, in the event of (i) an acquisition of Seattle Genetics by means of any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the company, (ii) any sale of all or substantially all of our assets or (iii) any other event specified by the plan administrator, so long as in either (i) or (ii), our stockholders of record immediately prior to the transaction hold less than 50% of the voting power of the surviving entity and, so long as in (iii) that no change in control shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the change in control actually occur, then the Board or the compensation committee may, in its discretion: (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise price applicable) to, each outstanding equity award; (ii) accelerate the vesting of equity awards; and/or (iii) provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the executive.
Additionally, (i) if the successor corporation does not assume or substitute equivalent awards for all outstanding equity awards granted pursuant to the 2007 Equity Plan, then as of the date of completion of the acquisition or merger, the vesting of such equity awards will be accelerated in full; and (ii) if outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change of control, an equity awardee’s service as an employee or consultant is terminated without cause or due to constructive termination, then the vesting of such substituted equity award will be accelerated in full.

For more information regarding grants of equity awards to our named executive officers, please see the section of this proxy statement under the headings “—Compensation Discussion and Analysis—Principal Elements of Compensation—Long-Term Equity Awards” and “—Compensation Discussion and Analysis—Post-Employment Compensation” above.
Long-Term Incentive Plans. In May 2016, the Compensation Committee approved the ECHELON-1 LTIP. Under the ECHELON-1 LTIP, each employee, including each named executive officer other than Dr. Dansey, was eligible to receive a cash award and an option to purchase shares of our common stock, with the amount of each cash and option award based on the participant’s position with the Company. The cash awards were paid to participants in the ECHELON-1 LTIP following the Compensation Committee’s certification of the achievement of the FDA approval milestone in March 2018. The ECHELON-1 LTIP options, which were granted to our named executive officer participants in ECHELON-1 LTIP on May 9, 2016 with an exercise price of $34.20 per share (the fair market value of our common stock on the date of grant), commenced vesting upon the Compensation Committee’s certification of the achievement of the FDA approval milestone, and vest in four equal annual installments on the first four anniversaries of the date the FDA approval milestone was achieved, subject to continuous service with the Company as of each vesting date.
In September 2017, the Compensation Committee approved the EV/TV LTIP. Under the EV/TV LTIP, each employee, including each named executive officer, is eligible to receive a cash award and, and depending on the participant’s position with the company, may also be eligible for an RSU award. A portion of each cash award will become payable, and a portion of each RSU award will be granted, only upon certification by the Compensation Committee that the FDA has approved EV, and the remaining portion of each cash award will become payable, and the remaining portion of each RSU award will be granted, only upon certification by the Compensation Committee that the FDA has approved TV, provided that the participant is still actively employed by the Company and is in good standing as of each applicable payment date. Any RSU award granted due to achievement of a milestone will vest on the second anniversary of the occurrence of such milestone, subject to continuous service with the Company through the vesting date. If a particular milestone is not achieved by a specified date with respect to such milestone, then no cash award will be made nor will an RSU award be granted with respect to such milestone.
In October 2018, the Compensation Committee approved the Tucatinib LTIP for the purpose of incentivizing the Company’s employees to potentially achieve the FDA approval of tucatinib. Under the Tucatinib LTIP, our executive officers are eligible to receive grants of equity awards relating to our common stock, which consist of a “First Tranche” and a “Second Tranche” as set forth in the Tucatinib LTIP, each of is granted as a separate stock unit award on the applicable date of grant. Any stock unit awards provided under the Tucatinib LTIP are granted under, and subject to the terms of, our 2007 Equity Plan and our standard forms of Stock Unit Grant Notice and Stock Unit Agreement for United States employees and non-United States employees. The target number of stock units granted in the First Tranche granted on November 1, 2018 equaled 50% of the target award value applicable to each executive officer divided by the average closing sales price of our common stock for the 30 calendar day period ending on October 31, 2018. The First Tranche will only vest upon certification by the Compensation Committee of the first approval by the FDA for the commercial sale and marketing of tucatinib in the United States by us or any of our partners for any indication, which such approval is based on the clinical trial data from the pivotal HER2CLIMB trial (such achievement, the Tucatinib Milestone, and the date on which the Compensation Committee certifies achievement, the Certification Date), provided that the executive officer is still employed by us as of the date of vesting. If the First Tranche vests due to achievement of the Tucatinib Milestone, the number of shares that vest will be determined by multiplying the target number of stock units subject to each stock unit award by the applicable earn out percentage. An earn out percentage, on a sliding scale from 0% to 144%, will be determined based on the date of achievement of the Tucatinib Milestone and the breadth of the indication or indications, as the case may be, for which tucatinib is approved by the FDA for commercial sale and marketing in the United States on the date that the Tucatinib Milestone occurs. The Second Tranche will be granted upon certification by the Compensation Committee of achievement of the Tucatinib Milestone provided that the executive officer is still employed by us as of the date of grant. The number of stock units granted, if any, with respect to the Second Tranche will be equal to 50% of the target award value applicable to each executive officer multiplied by the applicable earn out percentage determined by the Compensation Committee on the Certification Date, with the product of these numbers then divided by the average closing sales price of our common stock for the 30 calendar day period ending on the calendar day prior to the date of grant of the Second Tranche. If the Second Tranche is granted due to achievement of the Tucatinib Milestone, it will vest on the second anniversary of the Certification Date, provided that the executive officer’s continuous service with us has not terminated prior to the vesting date. The vesting of each outstanding stock unit award is subject to partial or full acceleration in the event of a termination of service (without cause or due to constructive termination) immediately prior to, or within twelve months after, a change of control of Seattle Genetics, or in the event an acquirer in a change of control of Seattle Genetics fails to assume the stock unit awards. If the Tucatinib Milestone is not achieved by a specified date, then the First Tranche will not vest, the Second Tranche will not be granted and the Tucatinib LTIP will automatically terminate. In addition, in the event that we cease to have rights to tucatinib, the Tucatinib LTIP shall automatically terminate.

In August 2018, the Compensation Committee also approved a performance-based RSU grant to Dr. Dansey with a target and maximum number of shares equal to 17,263. The RSU will vest in tranches contingent on the achievement of regulatory milestones, the FDA's approval of EV, tucatinib and TV, subject to Dr. Dansey's continued employment on the vesting date.
For more information regarding these performance-based incentive plans, please see the section of this proxy statement under the “Compensation Discussion and Analysis—Principal Elements of Compensation—Long-Term Equity Awards” and the Grants of Plan-Based Awards table above.
Other Compensatory Arrangements. Seattle Genetics pays the life insurance premium for all of its employees, including the executive officers. In addition, in 2018 Seattle Genetics matched 75% of the first 6% of salary contributed to Seattle Genetics’ 401(k) plan by employees, including the executive officers. For 2019, the match has changed to 100% of each employee's deferral up to 5% of eligible compensation. The matched contribution is not subject to a vesting period. From time to time, individual executives negotiate other compensatory arrangements in connection with their initial hire.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth certain information regarding equity awards granted to the named executive officers that were outstanding as of December 31, 2018.

	Option Awards					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (2)	Option Exercise Price	Vesting Start Date	Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)
Clay B. Siegall, Ph.D.	169,408	—	$12.16	8/25/2009	8/25/2019
	350,000	—	$12.00	8/27/2010	8/27/2020
	300,000	—	$15.46	8/24/2011	8/24/2021
	185,625	—	$26.10	8/20/2012	8/20/2022
	137,500	—	$41.04	8/19/2013	8/19/2023
	150,000	—	$44.09	8/26/2014	8/26/2024
	133,333	26,667	$39.15	8/25/2015	8/25/2025
	105,000	75,000	$45.30	8/27/2016	8/27/2026
	56,000	112,000	$46.37	8/17/2017	8/17/2027
	—	227,984	$76.86	8/30/2018	8/30/2028
	—	37,280	$34.20	3/20/2018	5/9/2026
						72,000	(4)	$4,079,520
						67,200	(5)	3,807,552
						95,981	(6)	5,438,283
						6,541	(7)	370,613
Total	1,586,866	478,931				241,722		$13,695,968
Todd E. Simpson	14,167	—	$12.00	8/27/2010	8/27/2020
	26,867	—	$15.46	8/24/2011	8/24/2021
	37,500	—	$26.10	8/20/2012	8/20/2022
	36,000	—	$41.04	8/19/2013	8/19/2023
	42,500	—	$44.09	8/26/2014	8/26/2024
	35,416	7,084	$39.15	8/25/2015	8/25/2025
	26,250	18,750	$45.30	8/27/2016	8/27/2026
	19,166	38,334	$46.37	8/17/2017	8/17/2027
	—	49,205	$76.86	8/30/2018	8/30/2028
	—	10,526	$34.20	3/20/2018	5/9/2026

						18,000	(4)	$1,019,880
						23,000	(5)	1,303,180
						20,715	(6)	1,173,712
						1,991	(7)	112,810
Total	237,866	123,899				63,706		$3,609,582

	Option Awards						Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (2)		Option Exercise Price	Vesting Start Date	Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)
Roger D. Dansey, M.D.	—	50,000		$65.11	6/15/2018	6/15/2028
	—	17,199	(8)	$76.86	8/30/2018	8/30/2028
							50,000	(9)	$2,833,000
							20,000	(10)	1,133,200
							7,241	(6), (11)	410,275
							17,263	(12)	978,122
							1,991	(7)	112,810
Total	—	67,199					96,495		$5,467,407
Vaughn B. Himes, Ph.D.	36,498	—		$12.00	8/27/2010	8/27/2020
	50,199	—		$15.46	8/24/2011	8/24/2021
	36,169	—		$26.10	8/20/2012	8/20/2022
	36,000	—		$41.04	8/19/2013	8/19/2023
	37,500	—		$44.09	8/26/2014	8/26/2024
	31,250	6,250		$39.15	8/25/2015	8/25/2025
	24,791	17,709		$45.30	8/27/2016	8/27/2026
	16,666	33,334		$46.37	8/17/2017	8/17/2027
	—	42,644		$76.86	8/30/2018	8/30/2028
	—	8,333		$34.20	3/20/2018	5/9/2026
							17,000	(4)	$963,220
							9,600	(13)	543,936
							20,000	(5)	1,133,200
							17,953	(6)	1,017,217
							1,991	(7)	112,810
Total	269,073	108,270					66,544		$3,770,383
Darren Cline	3,241	—		$26.10	8/20/2012	8/20/2022
	16,000	—		$41.04	8/19/2013	8/19/2023
	16,125	—		$44.09	8/26/2014	8/26/2024
	1,583	417		$31.37	2/3/2015	2/3/2025
	25,000	5,000		$39.15	8/25/2015	8/25/2025
	23,333	16,667		$45.30	8/27/2016	8/27/2026
	14,166	28,334		$46.37	8/17/2017	8/17/2027
	—	44,285		$76.86	8/30/2018	8/30/2028
	—	8,333		$34.20	3/20/2018	5/9/2026
							8,400	(14)	$475,944
							16,000	(4)	906,560
							17,000	(5)	963,220
							18,644	(6)	1,056,369
							1,422	(7)	80,571
Total	99,448	103,036					61,466		$3,482,664
Total	2,193,253	881,335
_________________

(1)
The number of shares or units that have not vested and the market value of shares or units that have not vested does not include the potential RSUs to be granted under the Tucatinib LTIP, or the EV/TV LTIP, with respect to Dr. Dansey as the RSU award opportunities are denominated in dollars, and the payout, if any, earned will be made in RSUs based on the closing stock price of our common stock on the date of grant following the achievement of performance milestones. Please see the “Grants of Plan-Based Awards Table” above for more information regarding these awards.

(2)
All of the unexercisable options set forth in this column (other than the options with a vesting start date of March 20, 2018) vest at a rate of 1/4th upon the one year anniversary of the vesting commencement date of such award, which vesting commencement date for each award is based on the date of hire of such person for their initial grant and thereafter on the grant date of such award. 1/36th of the remaining unvested shares vest on an equal monthly basis thereafter until the award is fully vested on the fourth anniversary of the vesting commencement date. The options with a vesting start date of March 20, 2018 vest in four equal annual installments on the first four anniversaries of March 20, 2018.

(3)	The market value of the RSU awards is based on the closing stock price of $56.66 per share for our common stock as reported on the Nasdaq Global Select Market on December 31, 2018.

(4)	RSU awards vest in full on August 27, 2019.
(5) RSU awards vest in full on August 17, 2020.
(6) RSU awards vests 25% per year until fully vested on August 30, 2022.
(7) The First Tranche of the RSUs under the Tucatinib LTIP were granted on November 1, 2018 and will vest upon certification by the Compensation Committee of certain milestones, as further described under the heading “Compensation Discussion and Analysis—2018 Compensation Decisions for the named executive officers-Performance-Based Incentive Awards.” The First Tranche may vest for up to 144% of the amount set forth in the table above, based on the date of achievement of the Tucatinib Milestone and the breadth of the indication or indications, as the case may be, for which tucatinib is approved by the FDA for commercial sale and marketing in the United States on the date that the Tucatinib Milestone occurs.

(8)
Includes discretionary stock options that were granted under our 2007 Equity Plan. 14,010 of the 17,199 stock options were granted on September 7, 2018 with an exercise price of $77.45 and have a vesting start date and expiration date of August 30, 2018 and September 7, 2028, respectively. Vesting of all of these discretionary options occurs 1/4th on the one year anniversary of the grant date and 1/36th of the remaining shares thereafter on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date.

(9) RSU awards vest in full on June 15, 2021.
(10) RSU awards vest 50% per year until fully vested on June 15, 2020.
(11) Dr. Dansey was awarded 1,343 and 5,898 RSUs on August 30, 2018 and September 7, 2018, respectively as part his annual discretionary award.
(12) RSU awards will vest in tranches contingent on the FDA approval of EV, FDA approval of tucatinib and FDA approval of TV, subject to Dr. Dansey’s continued employment on the vesting date, as further described under the heading “- Compensation Discussion and Analysis - 2018 Compensation Decisions for the named executive officers -Performance-Based Incentive Awards.
(13) RSU awards vest in full on August 31, 2019.
(14) RSU awards vest in full on March 1, 2019.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding exercises of stock options and vesting of RSU awards by our named executive officers for the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Clay B. Siegall, Ph.D.	231,247	$11,741,863	64,000	$4,773,760
Todd E. Simpson	—	$—	17,000	$1,268,030
Roger D. Dansey, M.D.	—	$—	—	$—
Vaughn B. Himes, Ph.D.	20,000	$1,051,000	15,000	$1,118,850
Darren Cline	19,086	$757,852	17,400	$1,196,940
_____________________

(1)
The value realized on exercise is calculated based on the difference between the exercise price of each option exercised and the closing price of our common stock on the date of exercise multiplied by the number of shares underlying each option exercised, and does not represent actual amounts received by the named executive officers as a result of the option exercises.

(2)	The value realized on vesting is calculated based on the closing price of our common stock on the date of vest multiplied by the number of shares underlying each award vested.
CEO PAY RATIO
Under SEC regulations, we are required to calculate and disclose the total annual compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO, or the CEO Pay Ratio. Set forth below is a description of the methodology, including material assumptions, adjustments and estimates, we used to identify the median employee for purposes of calculating the CEO Pay Ratio:

•
We identified the median employee using our employee population as of October 31, 2018. For this purpose, we identified all company employees on payroll and all individuals who would receive an IRS Form 1099 from the Company but who did not meet the following exclusion criteria: (i) receipt of annual payments from the Company that totaled less than twenty thousand dollars ($20,000); (ii) employment by another entity, such as employment as faculty of a university; (iii) 1099 recipient constituted a generally recognizable, bona fide third-party service provider such as a law firm or accounting firm; and (iv) 1099 recipient employed more than two or more employees and has two or more other bona fide clients.

•
In determining compensation for purposes of the median calculation, we used each employee’s annual base pay, target annual bonus and regular annual equity awards (at grant date fair value). For individuals receiving 1099s and not excluded based on the criteria above, the amount of compensation reflected in the individual’s Form 1099 was the annual compensation number utilized.

•	We annualized the base salary earned in 2018 by permanent employees (full-time and part-time) hired after January 1, 2018.
Using this approach, we selected the median of our employee population. Once the median employee was identified, we then calculated annual total compensation for this employee in accordance with the requirements of the Summary Compensation Table.
For 2018, the median of the annual total compensation of our employees (other than our CEO) was $198,658 and the annual total compensation of our CEO was $18,107,037. The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees other than the CEO was 91:1.
The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with the rule and applicable guidance. The rule and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, as the SEC explained when it adopted the rule, in considering the pay-ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures. Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The following table reflects the potential payments and benefits to which the named executive officers would be entitled under each individual’s employment agreement with Seattle Genetics and our ECHELON-1 LTIP, the EV/TV LTIP, the Tucatinib LTIP and any performance-based RSU granted to a named executive officer, in the event of termination or change-in-control of the Company. The amounts shown in the table below assume that each termination or event was effective as of December 31, 2018 and that all eligibility requirements under the respective agreement were satisfied.

	Involuntary Termination (1)
Name and Principal Position	Before or more than 12 months after a Change in Control	Immediately before or within 12 months after a Change in Control	Termination due to Death or Disability (2)
Clay B. Siegall, Ph.D.
President and CEO
Base salary continuation	$1,381,725	$1,842,300	$—
Lump sum bonus award payment	1,381,725	2,763,450	921,150
Health benefit continuation	23,411	23,411	—
Vacation payout	85,173	85,173	85,173
Stock award acceleration (3)	7,058,723	17,004,696	—
Total	$9,930,757	$21,719,030	$1,006,323
Todd E. Simpson
Chief Financial Officer
Base salary continuation	$540,900	$811,350	$—
Lump sum bonus award payment	270,450	405,675	270,450
Health benefit continuation	26,672	40,009	—
Vacation payout	52,008	52,008	52,008
Stock award acceleration (3)	1,772,139	4,577,494	—
Total	$2,662,169	$5,886,536	$322,458
Roger D. Dansey, M.D.
Chief Medical Officer
Base salary continuation	$650,000	$975,000	$—
Lump sum bonus award payment	325,000	487,500	325,000
Health benefit continuation	26,672	40,009	—
Vacation payout	27,079	27,079	27,079
Stock award acceleration (3)	102,498	5,467,407	—
Total	$1,131,249	$6,996,995	$352,079
Vaughn B. Himes, Ph.D.
Chief Technical Officer
Base salary continuation	$507,500	$761,250	$—
Lump sum bonus award payment	253,750	380,625	253,750
Health benefit continuation	26,672	40,009	—
Vacation payout	46,926	46,926	46,926
Stock award acceleration (3)	2,167,015	4,498,351	—
Total	$3,001,863	$5,727,161	$300,676
Darren Cline
Former Executive Vice President, Commercial
Base salary continuation	$482,500	$723,750	$—
Lump sum bonus award payment	217,125	325,688	217,125
Health benefit continuation	26,672	40,009	—
Vacation payout	6,853	6,853	6,853
Stock award acceleration (3)	2,014,430	4,168,242	—
Total	$2,747,580	$5,264,542	$223,978

_______________

(1)
Each employment agreement with a named executive officer provides that in the case of involuntary termination occurring not in connection with a change in control, such individual is entitled to receive either a lump-sum payment equal to 12 months of monthly base salary or payment of such amount in accordance with Seattle Genetics’ standard payroll schedule, at our discretion, such individual’s annual target bonus, 12 months of continued health benefits and 12 months of accelerated vesting of outstanding equity awards (i.e., stock options and RSUs), except that Dr. Siegall is entitled to 18 months of base salary and continued health benefits and his annual target bonus multiplied by 1.5. In the case of involuntary termination occurring immediately prior to or within 12 months after a change in control, each named executive officer is entitled to receive 18 months of monthly base salary, such individual’s annual bonus at target, multiplied by 1.5, 18 months of continued health benefits and 100% acceleration of vesting of outstanding equity awards, except that Dr. Siegall is entitled to 24 months of base salary and 24 months of continued health benefits, a pro-rata portion of his annual bonus at target and his annual bonus at target multiplied by 2. Such severance benefits are conditioned upon the individual’s resignation from all positions held by the individual and execution of a full release and waiver of claims. See the description of each named executive officer’s employment agreement set forth below under the heading “—Employment Agreements.”

(2)
Upon termination due to death or disability, each employment agreement provides for payment of the portion of any annual bonus earned prior to the date of termination at target and any accrued but unused vacation.

(3)
The value of equity award vesting acceleration is based on the closing stock price of $56.66 per share for our common stock as reported on the Nasdaq Global Select Market on December 31, 2018 with respect to unvested RSUs and in-the-money unvested stock option shares (and in the case of unvested stock option shares, minus the exercise price of the unvested option shares). The potential RSUs to be granted under the Tucatinib LTIP and EV/TV LTIP are not included as those awards were not outstanding as of December 31, 2018 and the payout of those awards are not subject to acceleration upon change in control or termination.

Employment Agreements
We are a party to an amended and restated employment agreement with Dr. Siegall entered into in October 2018. This agreement provides that he receive an annual base salary, which is currently set at $967,208 effective February 1, 2019, and he may receive an annual bonus based upon performance criteria and financial and operational results of Seattle Genetics as determined by the Compensation Committee of the Board of Directors under our Executive Bonus Plan. Dr. Siegall is also eligible to receive additional grants of stock options or other equity awards from time to time in the future as determined by the Compensation Committee of the Board of Directors. In the event Dr. Siegall’s employment is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive his monthly base salary and COBRA premium benefits for an additional 18 months (or 24 months if he is constructively terminated or terminated by Seattle Genetics without cause immediately prior to or within 12 months after a change in control of Seattle Genetics), payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, and to stock award vesting acceleration equal to an additional 12 months of vesting, as well as his annual bonus at target multiplied by 1.5. The employment agreement additionally provides that if Dr. Siegall’s employment is constructively terminated or terminated by Seattle Genetics without cause immediately prior to or within 12 months after a change in control of Seattle Genetics, all of Dr. Siegall’s stock awards will become fully vested and, in the case of stock options, exercisable, and he will be entitled to his pro rata bonus at target for the year in which the change in control occurs, and to his target bonus at target multiplied by two. Such severance benefits are conditioned upon Dr. Siegall’s resignation from all positions held by Dr. Siegall and execution of a full release and waiver of claims. Dr. Siegall’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.
We are a party to an amended and restated employment agreement with Mr. Simpson entered into in October 2018. This agreement provides that he receive an annual base salary, which is currently set at $575,200 effective February 1, 2019, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. Mr. Simpson is also eligible to receive additional grants of stock options or other equity awards from time to time in the future as determined by the Compensation Committee of the Board of Directors.
We are a party to an amended and restated employment agreement with Dr. Dansey entered into in October 2018. This agreement provides that he receive an annual base salary, which is currently set at $672,800 effective February 1, 2019, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. Dr. Dansey is also eligible to receive additional grants of stock options or other equity awards from time to time in the future as determined by the Compensation Committee of the Board of Directors.
We are a party to an amended and restated employment agreement with Dr. Himes entered into in October 2018. This agreement provides that he receive an annual base salary, which is currently set at $530,300 effective February 1, 2019, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee.

Dr. Himes is also eligible to receive additional grants of stock options or other equity awards from time to time in the future as determined by the Compensation Committee of the Board of Directors.
We were a party to an amended and restated employment agreement with Mr. Cline, our former Executive Vice President, Commercial. This agreement provided that he receive an annual base salary, which was set at $482,500 effective February 1, 2019, and was eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. Under the agreement, Mr. Cline was eligible to receive additional grants of stock options or other equity awards from time to time in the future as determined by the Compensation Committee of the Board of Directors.
Each of Mr. Simpson, Dr. Dansey and Dr. Himes’ amended and restated employment agreements provide that if such executive's employment is constructively terminated or terminated by us without cause, such executive will be entitled to 12 months of base salary, his annual bonus at target, COBRA premium benefits and equity award vesting acceleration equal to 12 months of vesting. Their employment agreements additionally provide that in the event such executive is involuntarily terminated immediately prior to or within 12 months after a change in control, all of such executive’s stock awards will become fully vested and, in the case of stock options, exercisable, and he will be entitled to 18 months of base salary and his annual bonus at target, multiplied by 1.5. Such severance benefits are conditioned upon such executive’s resignation from all positions held by such executive and execution of a full release and waiver of claims. Each such executive’s employment is for no specified length of time, and either such executive or we have the right to terminate such executive’s employment at any time with or without cause. Mr. Cline’s amended and restated employment agreement contained the same terms as those of Mr. Simpson, Dr. Dansey and Dr. Himes.
Other Benefits on Termination or Change in Control
We do not provide any “gross-ups” or other payments based on taxes attributable to any of the severance payments and benefits described above.
Upon a termination of employment due to death or disability, each employment agreement also provides for payment of the portion of any annual bonus earned prior to the date of termination and any accrued but unused vacation. In addition, the 2007 Equity Plan provides that all outstanding options to purchase shares of our common stock that are vested and exercisable as of the date of the executive officer’s death or, in the event of the executive officer’s death within 30 days following the termination of service or his or her disability, may be exercised for six months following his or her death or, in the event of termination of service due to the executive officer’s disability, one year following the termination date but in no event after the expiration date of such option.
Other Termination Benefits
Other than as set forth in each named executive officer’s employment agreement and except as otherwise provided by applicable law, the named executive officers are generally not entitled to any additional benefits upon a termination or change in control of Seattle Genetics. However, under the 2007 Equity Plan and our Amended and Restated 1998 Stock Option Plan, or 1998 Equity Plan, in the event of a change in control of Seattle Genetics, (i) if the successor corporation does not assume or substitute equivalent awards for all outstanding equity awards granted pursuant to the 2007 Equity Plan or the 1998 Equity Plan, then as of the date of completion of the acquisition or merger, the vesting of such equity awards shall be accelerated in full; and (ii) if outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change of control, an equity awardee’s service as an employee or consultant is terminated without cause or due to constructive termination, then the vesting of such substituted equity award shall be accelerated in full. The value of such stock option acceleration in full for each named executive officer, assuming such termination or event was effective as of December 31, 2018, is set forth in the Potential Payments Upon Termination or Change-In-Control table above under the column “Involuntary Termination—Within 12 months after a Change in Control.”
Under the 2007 Equity Plan, if a named executive officer’s service with us is terminated as a result of death or disability, the period of time in which options may be exercised following termination is extended as described in more detail under the heading “Employment Agreements and Arrangements—Stock Awards.” The terms of the 1998 Equity Plan are substantially similar to the 2007 Equity Plan with respect to the extension of the post-termination exercise period in the case of a termination due to death or disability.
Under the ECHELON-1 LTIP, the payment of the cash awards payable to a named executive officer and the vesting of the stock options held by a named executive officer are subject to full acceleration in the event of a termination of service (without cause or due to constructive termination) immediately prior to or within 12 months after, a change of control of the Company, or in the event an acquirer in a change of control of the Company fails to assume the cash award or stock option. The value of such cash award and stock option acceleration in full for each named executive officer, assuming such termination or event was effective as of December 31, 2018, is set forth in the Potential Payments Upon Termination or Change-In-Control table above.

Under the EV/TV LTIP, the vesting of any RSU awards held by a named executive officer is subject to full acceleration in the event of a termination of service (without cause or due to constructive termination) immediately prior to or within 12 months after, a change of control of the Company, or in the event an acquirer in a change of control of the Company fails to assume the awards. The value of such RSU award acceleration is not included in the Potential Payments Upon Termination or Change-In-Control table above, as those awards were not outstanding as of December 31, 2018.
Under the Tucatinib LTIP, the vesting of any RSU awards held by a named executive officer is subject to partial or full acceleration in the event of a termination of service (without cause or due to constructive termination) immediately prior to, or within twelve months after, a change of control of the Company, or in the event an acquirer in a change of control of the Company fails to assume the stock unit awards. The value of such acceleration applicable to the First Tranche of stock unit awards in full for each named executive officer, assuming such termination or event was effective as of December 31, 2018, is set forth in the Potential Payments Upon Termination or Change-In-Control table above. The value of such acceleration applicable to the Second Tranche of stock unit awards is not included in the Potential Payments Upon Termination or Change-In-Control table above, as those awards were not outstanding as of December 31, 2018.
Under the terms of the performance-based RSU award granted to Dr. Dansey in September 2018, the vesting of such award is subject to partial acceleration in the event an acquirer in a change of control of the Company fails to assume the RSU award. The portion of the RSU award eligible to vest upon such change of control will be determined based on the level of achievement of the relevant performance conditions and the applicable remaining period preceding the scheduled deadline for achieving any remaining performance conditions not yet satisfied, in each case as of the change of control. In addition, the event of a termination of service with the Company (or an acquirer, if such termination occurs within twelve months after the date of a change of control and the acquirer has continued or assumed the award) without cause, due to constructive termination or due to death or disability, the number of shares deemed eligible to vest, as determined pursuant to the terms of the RSU award, will vest on the later of the date of the termination and the date that the Compensation Committee certifies achievement of the relevant performance conditions, which shall be no later than 60 days following the termination. The value of such RSU award acceleration in full for Dr. Dansey, assuming such termination or event was effective as of December 31, 2018, is set forth in the Potential Payments Upon Termination or Change-In-Control table above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Review of Related Party Transactions
Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the review, oversight and approval of any transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 or is otherwise required to be disclosed by Seattle Genetics under applicable rules and regulations of the SEC. The Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to Seattle Genetics, the terms of the transaction, and the availability of other sources for comparable services or products.
Certain Transactions With or Involving Related Persons
Participation in Public Offering and Registration of Shares. Entities affiliated with one of our directors, Felix Baker, and which together are our largest stockholders, or the Baker Entities, purchased an aggregate of 3,846,153 of the shares of common stock offered in our public offering we completed in February 2018 at the public offering price of $52.00 per share, for an aggregate purchase price of approximately $200 million. In addition, in September 2015, we entered into a registration rights agreement with the Baker Entities. Under the registration rights agreement, we agreed that, if at any time and from time to time, the Baker Entities demand that we register their shares of our common stock for resale under the Securities Act, we would be obligated to effect such registration. Our registration obligations under this registration rights agreement cover all shares now held or hereafter acquired by the Baker Entities, will continue in effect for up to ten years, and include our obligation to facilitate certain underwritten public offerings of our common stock by the Baker Entities in the future. Under the terms of the registration rights agreement, we are obligated to pay all expenses incurred by us in effecting any registration pursuant to the registration rights agreement as well as up to $50,000 of reasonable legal expenses of one special counsel for Baker Entities per underwritten public offering effected pursuant to the registration rights agreement. On July 26, 2018, pursuant to the registration rights agreement, we registered for resale, from time to time, up to 50,977,960 shares of our common stock held by the Baker Entities. The Audit Committee, in exercise of its review and oversight responsibilities, approved both the entry into the registration rights agreement with the Baker Entities and the participation of related parties in our public offering.
Indemnification Agreements. Seattle Genetics has entered into indemnification agreements with its directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. Seattle Genetics also intends to enter into these agreements with our future directors and certain future officers.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2018 with respect to the shares of our common stock that may be issued under our existing equity compensation plans: our 2007 Equity Plan, our 1998 Equity Plan, our 2000 Directors’ Stock Option Plan and our ESPP.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
Amended and Restated 2007 Equity Incentive Plan (1)	13,712,666	$40.61	6,775,642	(2)
Amended and Restated 1998 Stock Option Plan	—	$—	—	(3)
2000 Directors’ Stock Option Plan	82,500	$12.10	—	(4)
Amended and Restated 2000 Employee Stock Purchase Plan	—	$—	382,789	(5)
Equity compensation plans not approved by stockholders	—	$—	—
Total	13,795,166		7,158,431
_______________

(1)
The number of securities to be issued upon exercise of outstanding options and rights (column (a)) includes shares subject to RSU awards granted under the 2007 Equity Plan, which RSU awards do not carry an exercise price. Accordingly, the weighted average exercise price of outstanding options and rights (column (b)) excludes the grant of RSU awards.

(2)
As of December 31, 2018, 6,775,642 shares remained available for future issuance under our 2007 Equity Plan. As of March 1, 2019, 6,803,411 shares remained available for future issuance under our 2007 Equity Plan.

(3)	The Amended and Restated 1998 Stock Option Plan expired on December 23, 2007.

(4)	The 2000 Directors’ Stock Option Plan expired on March 7, 2011.

(5)
As of December 31, 2018, 382,789 shares remained available for future issuance under our Amended and Restated 2000 Employee Stock Purchase Plan. As of March 1, 2019, 278,901 shares remained available for purchase in the current purchase period under our Amended and Restated 2000 Employee Stock Purchase Plan.

NOTE ABOUT FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including those relating to future events or our future financial performance and financial guidance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning in connection with any discussion of future operating or financial performance. These statements are only predictions. All forward-looking statements included in this Proxy Statement are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements, except as required by law. Any or all of our forward-looking statements in this document may turn out to be incorrect. Actual events or results may differ materially. Our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks, uncertainties and other factors. We caution investors that our business and financial performance are subject to substantial risks and uncertainties.
STOCKHOLDERS SHARING THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Notice and, if applicable, a separate copy of the annual report and other proxy materials, you may request a separate copy by contacting the bank, broker or other holder of record, by contacting our Investor Relations Department at (425) 527-4000 or by sending a written request to: Jean I. Liu, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE, Bothell, Washington 98021. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of future Seattle Genetics proxy materials, including Notices, or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact Seattle Genetics as described above.
OTHER MATTERS
The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, or with respect to any adjournment or postponement thereof, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.
It is important that your shares are represented at the Annual Meeting. We urge you to vote your shares via the Internet, over the telephone or, if you received a paper proxy card or voting instruction form by mail, by marking, dating and signing the proxy card or voting instruction form and mailing it promptly in the return envelope provided.

By Order of the Board of Directors,

Jean I. Liu Corporate Secretary
Bothell, Washington
April 5, 2019
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2018 is available without charge upon written request to: Jean I. Liu, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE, Bothell, Washington 98021.

APPENDIX A

SEATTLE GENETICS, INC.
AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN
Adopted by the Board of Directors: November 16, 2000
Approved by the Stockholders: February 14, 2001
Amended and Restated by the Board of Directors: February 1, 2011
Amended and Restated by the Board of Directors: February 11, 2011
Approved by the Stockholders: May 20, 2011
Amended and Restated by the Board of Directors: February 9, 2015
Approved by the Stockholders: May 15, 2015
Amended and Restated by the Board of Directors: November 11, 2016
Amended and Restated by the Board of Directors: March 21, 2019
Approved by the Stockholders: May 20, 2019

The following constitute the provisions of the Amended and Restated 2000 Employee Stock Purchase Plan of Seattle Genetics, Inc.
1.     Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Corporations with an opportunity to purchase Common Stock of the Company. The Company intends for the Plan to have two components: a component intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an employee stock purchase plan under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component will be interpreted so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. The provisions of the Non-423 Component shall be subject to rules, procedures, or sub-plans adopted by the Administrator from time to time for compliance with local tax, securities, exchange control, privacy and other laws that apply to Offerings under the Plan by Designated Corporations domiciled outside of the United States. Except as specifically set forth in the Plan or provided by action of the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.     Definitions.

(a)	“Administrator” means the Board or its Committee.

(b)
“Affiliate” means any entity, whether now or hereafter existing, that is directly or indirectly controlled by the Company which does not meet the definition of a Subsidiary below, as determined by the Administrator, and which may participate only in an Offering under the Non-423 Component of the Plan.

(c)
“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)
“Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f)	“Common Stock” means the Common Stock of the Company.

(g)	“Company” means Seattle Genetics, Inc., a Delaware corporation.

(h)	“Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 14(c).

(i)
“Compensation” means total cash compensation received by an Employee from the Company or a Designated Corporation. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses (other than bonuses offered in connection with, and as an inducement for, the commencement of employment), commissions and incentive compensation, but excludes relocation payments or reimbursements, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, cash payments in lieu of sick or vacation time benefits and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Corporation. The Administrator shall have discretion to determine the application of this definition to Employees outside the United States.

(j)
“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time or required under Applicable Laws; or (iv) in the case of transfers between locations of the Company or between the Company and Designated Corporations.

(k)
“Contributions” means the amount contributed by a Participant through payroll deductions or other means as may be permitted or required by the Administrator, and other additional payments that the Administrator may permit a Participant to make to fund the exercise of options granted pursuant to the Plan.

(l)
“Corporate Transaction” means any of the following, unless the Board provides otherwise: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), (ii) a sale of all or substantially all of the assets of the Company, so long as in either (i) or (ii) above, the Company’s stockholders of record immediately prior to such transaction will, immediately after such transaction, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity or (iii) any other event specified by the Board; provided, however, that no Corporate Transaction (or any analogous term) shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the Corporate Transaction actually occur.

(m)
“Designated Corporation” means the Company and any present or future Subsidiary or Affiliate that is designated by the Administrator, from time to time in its sole discretion, as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Corporations, provided, however, that at any given time, a Subsidiary that is a Designated Corporation under the 423 Component will not be a Designated Corporation under the Non-423 Component. Unless otherwise determined by the Administrator, the term “Designated Corporation” shall include any corporation into which a Designated Corporation may be merged or consolidated or to which all or substantially all of its assets may be transferred.

(n)	“Director” means a member of the Board.

(o)
“Employee” means each Employee (within the meaning of Section 423(b)(1) of the Code) of a Designated Corporation. For purposes of clarity, the term “Employee” shall not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Corporation, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Corporation who has entered into an independent contractor or consultant agreement with the Company or a Designated Corporation; (iv) any individual performing services for the Company or a Designated Corporation under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Corporation enters into for services; (v) any individual classified by the Company or a Designated Corporation as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Corporation; and (vii) any leased employee. Further, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan. The Administrator shall have exclusive discretion to determine whether an individual is an Employee for purposes of the Plan.

(p)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(q)
“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. Unless otherwise specified by the Administrator, each Offering under the Plan to the Employees of the Company or a Designated Corporation shall be deemed a separate Offering, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(r)	“Offering Date” means the first business day of each Offering Period of the Plan.

(s)
“Offering Period” means a period of approximately six (6) months commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors) pursuant to Section 4 below.

(t)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u)	“Participant” means an Employee who enrolls in the Plan.

(v)	“Plan” means this Amended and Restated 2000 Employee Stock Purchase Plan.

(w)	“Purchase Date” means the last day of each Offering Period of the Plan.

(x)
“Purchase Price” means with respect to an Offering Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower.

(y)	“Securities Act” means the United States Securities Act of 1933, as amended.

(z)	“Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

(aa)
“Subsidiary” means a corporation, domestic or foreign, as such term is defined in Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(bb)    “Tax-Related Items” Any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.
(cc) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.
3.     Eligibility
(a)    Any person who has been an Employee for a continuous period of at least thirty (30) days ending on the Offering Date of a given Offering Period (or such other period of time as may be determined by the Administrator in its discretion) shall be eligible to participate in such Offering Period, subject to any limitations under Section 423 of the Code or adopted by the Administrator pursuant to subsections (b) through (d) hereof. Separate Offerings apply to each Designated Corporation and an Employee is only eligible to participate in the Offering made available to Employees of the Designated Corporation which is the employer of such Employee.
(b)    An Employee who works for a Designated Corporation and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering if the participation of such Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering under the Section 423 Component of the Plan to violate Section 423 of the Code. In the case of an Offering under the Non-423 Component of the Plan, an Employee (or group of Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Employee(s) is not advisable or practicable for any reason.
(c)    The Administrator, in its discretion, from time to time may, prior to an Offering Period for all options to be granted in an Offering, determine on a uniform and nondiscriminatory basis that the definition of Employee will or will not include an individual if he or she: (a) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (b) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (c) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (d) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (e) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Designated Corporation whose employees are participating in that Offering.
(d)    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined on the Offering Date of such option) for each calendar year in which such option is outstanding at any time.
4.     Offering Periods.
(a)    Offering Periods. The Plan shall be implemented by a series of Offering Periods of approximately six (6) months duration, with new Offering Periods commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board ). The Plan shall continue until terminated in accordance with Section 21 hereof. The Board shall have the power to establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencement or ending dates for such Offering Periods with respect to future Offerings without shareholder approval, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Notwithstanding the foregoing, if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day.
(b)    Purchase Dates. The Purchase Date of an Offering Period commencing on February 1 shall be the next July 31 and the Purchase Date of an Offering Period commencing on August 1 shall be the next January 31. The Board shall have the power to change the frequency of Purchase Dates with respect to future purchases without stockholder approval. Notwithstanding the foregoing, if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.
5.     Participation.
(a)    An eligible Employee may become a Participant in the Plan by completing the electronic enrollment process designated by the Company (or other such enrollment process as the Company may designated) during the open enrollment period prescribed by the Company. The enrollment process shall require the Participant to specify the whole percentage of the Participant’s Compensation (subject to Section 6 below) to be paid as Contributions pursuant to the Plan. Once an Employee affirmatively enrolls in an Offering Period and authorizes payroll deductions (if contributing via payroll deductions), the Employee automatically shall be enrolled for all subsequent Offering Periods until he or she elects to withdraw from an Offering Period pursuant to Section 11 or terminates his or her participation in the Plan.
(b)    Payroll deductions, if applicable, shall commence on the first payroll paid following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date to which the election is applicable, unless sooner terminated by the Participant as provided in Section 11.
6.     Method of Payment For Purchase of Shares.
(a)    This Plan shall be operated as a payroll deduction plan, except to the extent the Administrator determines that Contributions may be made in another form (including payment by check at the end of an Offering Period or, due to local law requirements, in another form with respect to categories of Participants outside the United States).
(b)    A Participant shall elect to have payroll deductions made on each payday during an Offering Period (or such other date as the Administrator may establish from time to time before an Offering Date) in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such other maximum whole percentage as the Administrator may establish from time to time before an Offering Date) of such Participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a Participant shall be credited to his or her account under the Plan. Once a Participant is participating in the Plan on a payroll deduction basis, he or she may not make any additional payments into such account.
Notwithstanding the foregoing or anything to the contrary herein, due to certain payroll deductions and withholdings, a Participant’s Contributions on any payday during an Offering Period may be less than the percentage of Compensation that the Participant elected to have contributed to the Plan on such payday. On each payday during an Offering Period, a Participant’s Contributions shall be deducted from the Participant’s Compensation after deducting any (i) amounts elected to be deferred by the Participant under any qualified cash or deferred arrangement described in Section 401(k) of the Code or other deferred compensation program or arrangement established by the Company or a Designated Corporation, (ii) payments for coverage under any Company or Designated Corporation health insurance plan or other employee benefit plan, (iii) contributions to any Company or Designated Corporation flexible spending account plan, (iv) other pre-tax deductions, (v) other deductions designated by the Company or a Designated Corporation, and (vi) applicable tax withholding. As a result, a Participant may not be able to make Contributions on any payday during an Offering Period at the percentage of Compensation that the Participant elected to have contributed to the Plan on such payday, and in such event, neither the Company nor any Designated Corporation shall have the obligation to make up for any difference between the Participant’s actual Contributions on such payday and the percentage of Compensation that the Participant elected to have contributed to the Plan on such payday.
(c)        A Participant may discontinue his or her participation in the Plan as provided in Section 11 or, on one occasion only during an Offering Period may decrease the rate of his or her Contributions with respect to the Offering Period to a rate not lower than one percent (1%), by authorizing a change in the rate of Contributions in the manner designated in the Company’s electronic ESPP interface (or such other enrollment process as the Company may designate from time to time). Any change in the rate of Contributions pursuant to this Section 6(c) shall be effective as soon as administratively possible, but in no event later than thirty (30) days after the date the change is authorized. A Participant may not increase the rate of his or her Contributions with respect to the Offering Period during an Offering Period.
(d)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s rate of Contributions may be decreased by the Company to 0% at any time during an Offering Period. Contributions shall re-commence at the rate provided in such Participant’s election at the beginning of the first Offering Period, which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11. In addition, a Participant’s rate of Contributions may be decreased by the Company to 0% at any time during an Offering Period in order to avoid unnecessary Contributions as a result of application of the maximum share limit set forth in Section 7(a), or as a result of the limitations set forth in Section 3(d), in which case Contributions shall re-commence at the rate provided in such Participant’s election at the beginning of the next Offering Period, unless terminated by the Participant as provided in Section 11.
7.      Grant of Option.
(a)    Subject to the final sentence of this Section 7(a), on the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price. Notwithstanding the above, the maximum number of Shares an Employee may purchase during each Offering Period shall be 2,000 Shares (subject to any adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(d) and 13.
(b)    If the Common Stock is listed on any established stock exchange or traded on any established market, the fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be the closing price of the Common Stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.
8.     Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 11, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Purchase Date. During his or her lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.
9.    Taxes. At the time a Participant’s option is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant shall make adequate provision for any Tax-Related Items, to the extent applicable. In their sole discretion, the Company or the Designated Corporation employing the Participant may satisfy their obligations to withhold Tax-Related Items by (i) withholding from the Participant’s wages or other compensation, (ii) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate fair market value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, as determined in accordance with generally accepted accounting principles, or (iii) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.
10.     Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each Participant, as appropriate, of the Shares purchased upon exercise of his or her option. No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 11 below. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant.
11.    Voluntary Withdrawal; Termination of Employment.
(a)    A Participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving notice to the Company through the Company’s electronic ESPP interface (or such other method as the Company may specify) at least ten days prior to the Purchase Date (other by such other date as the Company may specify). All of the Participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.
(b)    Upon termination of the Participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated.
(c)    If a Participant transfers from an Offering under the 423 Component of the Plan to an Offering under the Non-423 Component due to a transfer of the Participant’s employment between Designated Corporations, the exercise of the option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component of the Plan to an Offering under the 423 Component, the exercise of the right will remain non-qualified under the Non-423 Component.
(d)    A Participant’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan which may hereafter be adopted by the Company.
12.    Interest. No interest shall accrue on the Contributions of a Participant in the Plan (except to the extent required under Applicable Laws).
13.     Stock.
(a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 2,896,190 Shares. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again become available for issuance under the Plan. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 21 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(b) The Participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.
14.    Administration.
(a)    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 14(c).
(b)    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine how and when options to purchase Shares shall be granted and the provisions of each Offering Period (which need not be identical).
(ii)To designate from time to time which Subsidiaries and Affiliates of the Company shall be eligible to participate in the Plan.
(iii)To construe and interpret the Plan and options, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iv)To settle all controversies regarding the Plan and options granted under it, including whether Employees shall be granted an option and participate in the 423 Component or the Non-423 Component of the Plan, and which entities shall be Designated Corporations for participation in the 423 Component or the Non-423 Component of the Plan.

(v)To amend, suspend or terminate the Plan at any time as provided in Section 21.
(vi)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.
(vii)Notwithstanding any provision to the contrary in this Plan, the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board specifically is authorized to adopt rules, procedures and sub-plans, which, for purposes of the Non-423 Component, may be outside of the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, the dates and duration of Offering Periods or other periods during which Participants may make Contributions toward the purchase of Shares, the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable sub-plan or policy, the treatment of options upon a change in control or a change in capitalization of the Company, the handling of Contributions, the making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures, and handling of Share issuances and stock certificates that vary with applicable local requirement.
(c)    The Board, to the extent not prohibited by Applicable Laws, may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all interested persons.
15.    Designation of Beneficiary.
(a)    A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of an Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)    Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
16.    Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.
17.    Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose (except to the extent necessary to comply with Applicable Laws), and the Company shall not be obligated to segregate such Contributions (except to the extent necessary to comply with Applicable Laws). Proceeds from the sale of shares of Common Stock pursuant to options granted under the Plan shall constitute general funds of the Company.
18.    Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

19.    Adjustments Upon Changes in Capitalization; Corporate Transactions.
(a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common Stock which may be purchased by a Participant in an Offering Period, the number of shares of Common Stock set forth in Section 13(a) above, and the price per Share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, dividend in property other than cash, liquidating dividend, combination, exchange or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, change in corporate structure or other similar transaction); provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
(b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date the Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.
The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.
20.    Tax Qualification. Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to any potential negative tax impact on Participants under the Plan.
21.    Amendment or Termination.
(a)    The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders. Except as provided in Section 19 and in this Section 21, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code with respect to the 423 Component (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b)    Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
22.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
23.    Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to deliver any Shares issuable upon exercise of an option under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Administrator shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 23, the Administrator determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws.
24.    Effective Date. The Plan originally became effective on May 20, 2011. This amendment and restatement of the Plan is effective May __, 2019.
25.    Miscellaneous Provisions.
(a)A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to options unless and until the Participant’s Shares acquired upon exercise of options under the Plan are recorded in the books of the Company (or its transfer agent).
(b)The Plan does not constitute an employment contract. Nothing in the Plan shall in any way alter the at will nature of an Employee’s employment or be deemed to create in any way whatsoever any obligation on the part of any Employee to continue in the employ of the Company or a Subsidiary or Affiliate, or on the part of the Company or a Subsidiary or Affiliate to continue the employment of an Employee.
(c)The provisions of the Plan shall be governed by the laws of the State of Washington without resort to that state’s conflicts of laws rules.

SeattleGenetics®

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Your vote matters – here's how to vote!

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

01 - Srinivas Akkaraju   02 - Marc Lippman   03 - Daniel Welch

☐ **Mark here to vote FOR all nominees**

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2019 Annual Meeting of Seattle Genetics, Inc. Stockholders

May 20, 2019 at 11:00 A.M. Local Time
21823 - 30th Drive Southeast
Bothell, WA 98021

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.envisionreports.com/SGEN

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy - SEATTLE GENETICS, INC.

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2019

The undersigned hereby appoints Clay B. Siegall and Jean I. Liu, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Seattle Genetics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2019 Annual Meeting of Stockholders of Seattle Genetics, Inc. (the "Meeting") to be held on Monday, May 20, 2019 at 11:00 a.m. local time at the principal offices of Seattle Genetics, Inc. located at 21823 – 30th Drive S.E., Bothell, Washington 98021 and or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL NO. 1, "FOR" PROPOSAL NOS. 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

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